
                                                                   EXHIBIT 10.10

================================================================================

                                 LOAN AGREEMENT

                           DATED AS OF MARCH 22, 2004

                                     BETWEEN

                                 CITIZENS, INC.

                                       AND

                                  REGIONS BANK

================================================================================

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                                TABLE OF CONTENTS

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ARTICLE I            DEFINITIONS AND USE OF TERMS..............................................................    1

   Section 1.1       Defined Terms.............................................................................    1
   Section 1.2       Heading...................................................................................   14
   Section 1.3       Number and Gender of Words................................................................   14
   Section 1.4       Money.....................................................................................   14
   Section 1.5       Accounting Terms..........................................................................   14
   Section 1.6       Articles, Sections, and Exhibits..........................................................   14
   Section 1.7       Construction..............................................................................   14

ARTICLE II           REVOLVING LOAN............................................................................   15

   Section 2.1       Revolving Advances........................................................................   15
   Section 2.2       Procedures for Requesting Revolving Advances..............................................   15
   Section 2.3       Voluntary Prepayments.....................................................................   15
   Section 2.4       Mandatory Prepayments.....................................................................   16
   Section 2.5       Repayment of the Revolving Loan...........................................................   16
   Section 2.6       Interest..................................................................................   16
   Section 2.7       Computation of Interest...................................................................   16
   Section 2.8       Payments Generally........................................................................   16
   Section 2.9       Termination of Revolving Commitment.......................................................   17

ARTICLE III          COLLATERAL................................................................................   17

   Section 3.1       Collateral................................................................................   17

ARTICLE IV           REPRESENTATIONS AND WARRANTIES............................................................   18

   Section 4.1       Existence and Authority...................................................................   18
   Section 4.2       Corporate Authorization...................................................................   18
   Section 4.3       Compliance with Laws and Documents........................................................   18
   Section 4.4       Litigation................................................................................   19
   Section 4.5       Taxes.....................................................................................   19
   Section 4.6       Financial Statements......................................................................   19
   Section 4.7       Purpose of Loan...........................................................................   19
   Section 4.8       Investment Company Act....................................................................   19
   Section 4.9       Properties................................................................................   19
   Section 4.10      Subsidiaries..............................................................................   20
   Section 4.11      Compliance with Law.......................................................................   20
   Section 4.12      Capital Stock.............................................................................   20
   Section 4.13      Existing Indebtedness.....................................................................   20
   Section 4.14      Material Agreements.......................................................................   20
   Section 4.15      Insiders..................................................................................   20
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                                       i
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                                TABLE OF CONTENTS

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   Section 4.16      ERISA.....................................................................................   20
   Section 4.17      Full Disclosure...........................................................................   21
   Section 4.18      No Default................................................................................   21
   Section 4.19      Principal Office..........................................................................   21
   Section 4.20      Licenses, Patents and Trademarks..........................................................   21
   Section 4.21      Insurance Licenses........................................................................   21
   Section 4.22      No Assumed Names..........................................................................   22
   Section 4.23      Sufficiency of Capital....................................................................   22

ARTICLE V            CONDITIONS PRECEDENT......................................................................   22

   Section 5.1       Conditions Precedent to Revolving Advances on the Closing Date............................   22
   Section 5.2       Conditions Precedent to All Revolving Advances............................................   24
   Section 5.3       Conditions Precedent to All Acquisition Advances..........................................   24
   Section 5.4       Conditions Precedent to All Acquisition Advances in Excess of $12,000,000.................   24

ARTICLE VI           AFFIRMATIVE COVENANTS.....................................................................   25

   Section 6.1       Proceeds..................................................................................   25
   Section 6.2       Reporting Requirements....................................................................   25
   Section 6.3       Insurance Matters.........................................................................   26
   Section 6.4       Notice of Litigation or Changes in Fact...................................................   27
   Section 6.5       Taxes.....................................................................................   27
   Section 6.6       Payment of Debts..........................................................................   27
   Section 6.7       Insurance.................................................................................   27
   Section 6.8       Maintenance of Existence..................................................................   27
   Section 6.9       Maintenance of Assets.....................................................................   27
   Section 6.10      Expenses of Bank..........................................................................   27
   Section 6.11      Compliance with Material Agreements.......................................................   27
   Section 6.12      Books and Records: Access.................................................................   28
   Section 6.13      Compliance with Law.......................................................................   28
   Section 6.14      Authorization and Approvals...............................................................   28
   Section 6.15      Information and Other Documents...........................................................   28
   Section 6.16      Environmental Law Compliance..............................................................   28
   Section 6.17      Acquisitions and Subsidiaries.............................................................   28
   Section 6.18      Preferred Stock...........................................................................   28

ARTICLE VII          NEGATIVE COVENANTS........................................................................   29

   Section 7.1       Indebtedness..............................................................................   29
   Section 7.2       Negative Pledge...........................................................................   29
   Section 7.3       Restrictions on Dividends.................................................................   29
   Section 7.4       Limitation on Liquidation, Merger, Consolidation, and Disposition of Assets...............   29

                                       ii
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                                TABLE OF CONTENTS

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   Section 7.5       No Assignment.............................................................................   30
   Section 7.6       Prepayments...............................................................................   30
   Section 7.7       Loans, Advances and Investments...........................................................   30
   Section 7.8       Surplus Debenture.........................................................................   30
   Section 7.9       Leverage Ratio............................................................................   30
   Section 7.10      Fixed Charge Coverage Ratio...............................................................   30
   Section 7.11      Funded Debt to Equity Ratio...............................................................   30
   Section 7.12      Reinsurance...............................................................................   30
   Section 7.13      Transactions With Affiliates..............................................................   30
   Section 7.14      Business..................................................................................   30
   Section 7.15      Limitation on Issuance of Capital Stock...................................................   31
   Section 7.16      Limitation on Leases......................................................................   31
   Section 7.17      Capital Expenditures......................................................................   31
   Section 7.18      Employee Plans............................................................................   31
   Section 7.19      Subsidiaries..............................................................................   32
   Section 7.20      Use of Proceeds...........................................................................   32
   Section 7.21      Composition of Corporate Group............................................................   32
   Section 7.22      Preferred Stock...........................................................................   32

ARTICLE VIII         DEFAULT...................................................................................   32

   Section 8.1       Payment of Obligations....................................................................   32
   Section 8.2       Certain Covenants.........................................................................   32
   Section 8.3       Default under Loan Documents..............................................................   32
   Section 8.4       Other Covenants...........................................................................   33
   Section 8.5       Voluntary Debtor Relief...................................................................   33
   Section 8.6       Involuntary Proceedings...................................................................   33
   Section 8.7       Judgments.................................................................................   33
   Section 8.8       Attachment................................................................................   33
   Section 8.9       Material Agreements.......................................................................   33
   Section 8.10      Other Indebtedness........................................................................   33
   Section 8.11      Misrepresentation.........................................................................   34
   Section 8.12      Surplus Debenture Payments................................................................   34
   Section 8.13      Action by Governmental Authority..........................................................   34
   Section 8.14      Full Force and Effect.....................................................................   34
   Section 8.15      Stock Ownership...........................................................................   34
   Section 8.16      Change of Control.........................................................................   34
   Section 8.17      Liquidation or Dissolution................................................................   34
   Section 8.18      Preferred Stock...........................................................................   34

ARTICLE IX           RIGHTS OF BANK............................................................................   35

   Section 9.1       Remedies Upon Default.....................................................................   35
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                                TABLE OF CONTENTS

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   Section 9.2       Cumulative Rights.........................................................................   35
   Section 9.3       Reimbursement of Expenses.................................................................   35
   Section 9.4       Performance by Bank.......................................................................   35
   Section 9.5       Bank Not in Control.......................................................................   36
   Section 9.6       Waivers...................................................................................   36
   Section 9.7       Application of Proceeds...................................................................   36

ARTICLE X            MISCELLANEOUS.............................................................................   36

   Section 10.1      Notices...................................................................................   36
   Section 10.2      GOVERNING LAW.............................................................................   37
   Section 10.3      Choice of Forum: Service of Process and Jurisdiction......................................   37
   Section 10.4      Expenses; Indemnification.................................................................   38
   Section 10.5      Right of Set-off..........................................................................   39
   Section 10.6      Severability..............................................................................   39
   Section 10.7      Survival..................................................................................   39
   Section 10.8      Further Assurances........................................................................   39
   Section 10.9      Counterparts..............................................................................   39
   Section 10.10     Parties Bound.............................................................................   39
   Section 10.11     Amendments and Waivers....................................................................   40
   Section 10.12     Form of Documents.........................................................................   40
   Section 10.13     Confidentiality...........................................................................   40
   Section 10.14     Exception to Covenants....................................................................   40
   Section 10.15     No Usury Intended; Usury Savings Clause...................................................   40
   Section 10.16     WAIVER OF JURY TRIAL......................................................................   40
   Section 10.17     ENTIRE AGREEMENT..........................................................................   41
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                                       iv

                                 LOAN AGREEMENT

         LOAN AGREEMENT (the "Agreement") dated as of March 22, 2004 between CITIZENS, INC., a Colorado corporation ("Borrower"), and REGIONS BANK, an Alabama banking association ("Bank"), recites and provides as follows:

                                R E C I T A L S:

         A.       Borrower has applied to Bank for a revolving line of credit.

         B. The proceeds of the Revolving Loan shall be used by Borrower for the acquisition of insurance companies or holding companies engaged solely in the business of insurance through one or more subsidiaries and for general corporate purposes.

         C. Bank is willing to make the Revolving Loan to Borrower upon the terms and conditions herein and subject to the covenants and agreements herein set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein set forth and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank and Borrower covenant and agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND USE OF TERMS

         Section 1.1 Defined Terms. As used herein, the following terms shall have the meanings indicated, unless the context otherwise requires:

         "Acquisition" means the acquisition by any Person of (a) a majority of the capital stock or other equity interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case
         (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.

         "Acquisition Advance" means a Revolving Advance to be used for an Acquisition by Borrower of an operating insurance company or a holding company engaged solely in the business of insurance through one or more subsidiaries.

         "Acquisition Consideration" means the consideration given by Borrower for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including capital stock) or services given, plus (b) consideration paid with proceeds of Indebtedness permitted pursuant to this Agreement, plus (c) the amount of any Indebtedness assumed, incurred or guaranteed (to the extent not otherwise included) in connection with such Acquisition by Borrower.

Loan Agreement - Page 1

         "Affiliate" means with respect to any Person (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the securities having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (c) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregate Permitted Exceptions" means the aggregate amount of the baskets utilized by Borrower and its Subsidiaries with respect to the exceptions to those certain covenants set forth in Sections 7.1(g), 7.1(h), 7.16, 7.17 and clause (k) of the definition of Permitted Investments.

         "Aggregate Permitted Exceptions Amount" means, during any fiscal year of Borrower, $5,000,000.

         "Annual Statement" means the annual financial statement of any Subsidiary of Borrower as required to be filed with the insurance commissioner (or similar authority) of respective state of domicile, together with all exhibits or schedules filed therewith, prepared in accordance with SAP.

         "Applicable Environmental Laws" means and includes the collective aggregate of the following: any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenants or deed restrictions (recorded or otherwise) affecting Borrower pertaining to health, safety or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Workers' Compensation Laws, and any federal, state or municipal laws, ordinances, regulations or law which may now or hereafter require removal of asbestos or other hazardous wastes from any property of Borrower or impose any liability on Bank related to asbestos or other hazardous wastes in any property of Borrower.

         "Audited Financial Statements" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2002 and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto, prepared in accordance with GAAP.

Loan Agreement - Page 2

         "Authorized Representative" means any of Mark Oliver, Harold Riley, Rick Riley or any other person designated in a writing sent to Bank by Borrower notifying Bank that such person is authorized and empowered to act on behalf of Borrower.

         "Business Day" means every day on which banks in Texas are required by Law to be open for banking business.

         "Capital Leases" means capital leases and subleases, properly classifiable in relevant financial statements as a capitalized cost.

         "Change of Control" means, with respect to Borrower, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of Borrower entitled to vote for members of the board of directors of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors of Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) any of Rick Riley, Harold Riley, or Mark Oliver shall cease to actively manage Borrower's day-to-day business activities.

         "CICA" means Citizens Insurance Company of America, a Colorado insurance company.

         "Closing Date" means the first date all the conditions set forth in
         Section 5.1 are satisfied

Loan Agreement - Page 3

         "Code" means the United States Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         "Collateral" has the meaning set forth in Section 3.1.

         "Controlled Group" has the meaning set forth in Section 7.18(a).

         "Corporate Advances" means Revolving Advances to be used for general corporate purposes not related to the Acquisition of operating insurance companies by Borrower.

         "Current Financials" means the Financial Statements of each of Borrower and its Subsidiaries as of December 31, 2003.

         "Current Date" means a date within 15 days of the Closing Date.

         "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar Laws affecting the rights of creditors generally from time to time in effect.

         "Default" has the meaning set forth in Article VIII.

         "Default Rate" means an interest rate per annum equal to the lesser of
         (a) the Highest Lawful Rate and (b) the Rate plus 2% per annum.

         "Dividends," in respect of any corporation, means:

         (a) cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class or for the Preferred Stock, distributions made solely in shares of stock of the same class or common stock; and

         (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock by the issuer thereof, unless such stock is redeemed or acquired through the exchange of such stock with stock of the same class.

         "Dollar" and "$" each mean lawful money of the United States.

         "EBITDA" means, with respect to any period, (a) Net Income for such period, plus (b) without duplication and to the extent deducted in determining Net Income for such period, (i) Interest Expense for such period, (ii) federal, state, local and foreign income and franchise taxes of Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expenses of Borrower and its Subsidiaries for such period and (iv) any extraordinary losses of Borrower and its Subsidiaries for such period, minus (c) without duplication and to the extent included in determining Net Income for such period, any extraordinary gains of Borrower and its Subsidiaries for such period.

Loan Agreement - Page 4

         "Employee Plan" means at any time an employee benefit plan as defined in Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by Borrower or any of its Subsidiaries or by any Person that at such time is or was an ERISA Affiliate of Borrower or any Subsidiary.

         "Equity" means, as of any date of determination, shareholders' equity of Borrower and its Subsidiaries as of such date determined in accordance with GAAP.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

         "ERISA Affiliate" means any Person that is treated as a single employer with Borrower or any Subsidiary under Section 414 of the Code.

         "ERISA Event" means, with respect to Borrower and its Subsidiaries, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under
         Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from an Employee Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate an Employee Plan by the PBGC,
         (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Financial Statements" includes (where applicable), but is not necessarily limited to, balance sheets, statements of operations, reconciliations of capital and surplus, and schedules of sources and applications of funds.

         "Fixed Charge Coverage Ratio" means, for any fiscal period, the ratio of (a) EBITDA to (b) the sum of (i) Interest Expense, plus (ii) all scheduled payments on obligations in respect of any Capital Leases of Borrower and its Subsidiaries, in each case for the period of four consecutive fiscal quarters ending on such date.

         "Funded Debt" means, as to Borrower and its Subsidiaries at a particular time, all of the following (without duplication):

         (a) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

         (b) any direct or contingent obligations arising under letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar instruments;

Loan Agreement - Page 5

         (c) accrued obligations in respect of earnout or similar payments payable in cash or which may be payable in cash at the seller's or obligee's option;

         (d) obligations in respect of Capital Leases;

         (e) obligations to pay the deferred purchase price of property or services (excluding trade accounts payable that are not more than 30 days past due); and

         (f) all Guaranty Obligations with respect to obligations of any other Person of the type described in clauses (a) through (e) above.

         Provided however, there shall be excluded for purposes of calculating Funded Debt obligations of Borrower or its Subsidiaries with respect to
         (a) claims liabilities under insurance policies in the ordinary course of business of Borrower or such Subsidiary and (b) the Preferred Stock.

         "Funded Debt to Equity Ratio" means, as of any date of determination, the ratio of (a) Funded Debt as of such date to (b) Equity as of such date.

         "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board, which are applicable in the circumstances as of the date in question, and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "Governmental Authority" means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including but not limited to any commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, central bank, or instrumentality, including, without limitation, any board of insurance, insurance department or insurance commissioner.

         "Guaranty Obligations" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or loan or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss

Loan Agreement - Page 6
         in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under applicable Law, Bank is then permitted to charge on the Obligations. If the maximum rate of interest which, under applicable Law, Bank is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Borrower. For purposes of determining the Highest Lawful Rate under applicable Law, the indicated rate ceiling shall be the lesser of (a)(i) the "weekly ceiling", as that expression is defined in Section 303.003 of the Texas Finance Code, as amended, or
         (ii) if available in accordance with the terms thereof and at Bank's option after notice to Borrower and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the "annualized ceiling" and (b)(i) if the amount outstanding under this Agreement is less than $250,000, twenty-four percent (24%), or (ii) if the amount under this Agreement is equal to or greater than $250,000, twenty-eight percent (28%) per annum.

         "Indebtedness" means and includes for any Person, as of any date as of which the amount thereof is to be determined (a) all indebtedness for borrowed money, and all obligations evidenced by bonds, notes, debentures, loan agreements or similar instruments, (b) all obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby shall have been assumed by such Person, (c) all obligations of such Person to purchase any materials, supplies or other property, or to obtain the services of any other Person, if the relevant contract or other related document requires that payment for such materials, supplies, or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies, or other property is ever made or tendered or such services are ever performed or tendered, (d) all obligations in respect of Capital Leases, (e) Synthetic Lease Obligations; (f) obligations under any Swap Contracts; (g) obligations in respect of capital stock which prior to April 22, 2005 is (i) mandatory redeemable (by sinking fund or similar payment or otherwise), (ii) redeemable at the option of the holder or (iii) convertible into Indebtedness; (h) any direct or contingent obligations arising under letters of credit, bankers' acceptances, bank guaranties, surety bonds, and similar instruments; (i) "withdrawal liability" of such Person as defined under
         Part 1 of Subtitle E of Title IV of ERISA; (j) any direct or contingent obligations under insurance policies and reinsurance agreements, and
         (k) Guaranty Obligations for the payment, discharge, or

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

         satisfaction of Indebtedness of others of the character described in clauses (a) through (j) above.

         "Insurance Regulatory Authority" means each Governmental Authority which regulates CICA or any other Material Subsidiary which is an Insurance Subsidiary.

         "Insurance Subsidiary" means any direct or indirect Material Subsidiary of Borrower or any of its Material Subsidiaries that is an operating insurance company.

         "Interest Expense" means, with respect to any period, total interest expense, whether paid or accrued (including the interest component of Capital Leases), of Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, but excluding, however, interest expense not payable in cash (including amortization of discount), all as determined in conformity with GAAP.

         "Interest Payment Date" means (a) the fifth day of each month following the end of each fiscal quarter of Borrower and (b) the Maturity Date.

         "Investment" in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

         "Law" or "Laws" means all statutes, laws, ordinances, regulations, orders, writs, injunctions; or decrees of the United States, any state or commonwealth, any county, any municipality, any foreign country, any territory or possession, or any Governmental Authority.

         "Leverage Ratio" means, as of any date of determination, the ratio of
         (a) Funded Debt as of such date to (b) EBITDA for the period of the four consecutive fiscal quarters ending on such date.

         "LIBOR Rate" means: (a) the rate per annum equal to the rate determined by Bank to be the offered rate that appears on Page 3750 of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars with a term equivalent to an interest period of 30 days, determined as of approximately 11:00 a.m. (London time) on the first day of such 30-day period, or

                  (b)      if the rate referenced in the preceding subsection
         (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Bank to be the offered rate on such other page or such other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars with a term equivalent of 30 days, determined as of approximately 11:00 a.m. (London time) on the first day of such 30-day period, provided such offered rate on such other page or such other service is substantially comparable to the rate if determined by subsection (a) above.

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

         "License" has the meaning set forth in Section 4.21.

         "Lien" means any lien, security interest, Tax lien, mechanic's lien, materialmen's lien, or similar encumbrance, whether arising by contract or under Law.

         "Litigation" means any proceeding, claim, lawsuit, investigation and/or arbitration by or before any Governmental Authority, including, but not limited to, proceedings, claims, and/or lawsuits under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument.

         "Loan Documents" means this Agreement, the Note, the Security Agreement, and any other instruments, documents, and agreements executed and/or delivered pursuant to the terms of this Agreement, and any future amendments, modifications, restatements, renewals, or extensions hereof or thereof.

         "Margin Stock" has the meaning given thereto in Regulation U, promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

         "Material Adverse Effect" means any act or circumstance that (a) causes a Default, (b) otherwise could reasonably be expected to be material and adverse to the business, assets, liabilities (actual or contingent), condition (financial or otherwise), results of operations, or business prospects of Borrower or any of its Subsidiaries) or (c) in any manner whatsoever does or would reasonably be expected to materially and adversely affect the validity or enforceability of any Loan Document.

         "Material Agreements" has the meaning set forth in Section 4.14.

         "Material Subsidiary" means (a) CICA, and (b) at any time, any Subsidiary having at such time either (i) total (gross) revenues for the preceding four fiscal quarter periods in excess of 20% of the total (gross) revenues of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP for such period or (ii) a shareholder's equity, as of the last day of the preceding fiscal quarter, having a book value in excess of 20% of Equity, based upon Borrower's most recent annual or quarterly financial statements delivered to Bank in accordance with Section 6.2.

         "Maturity Date" means the first to occur of (a) March 22, 2005, (b) the date the Revolving Commitment is terminated pursuant to Section 2.9 or 9.1, or (c) the date the Obligations are accelerated.

         "NAIC" means the National Association of Insurance Commissioners.

         "Net Income" means, with respect to any period for Borrower and its Subsidiaries, the net income or loss determined in accordance with GAAP.

         "Note" means the promissory note issued by Borrower pursuant to this Agreement to evidence the Revolving Loan in substantially the same form as Exhibit A attached hereto.

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         "Obligations" means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower to Bank arising pursuant to this Agreement, the Note or any of the other Loan Documents, and all interest accruing thereon and costs, expenses, and reasonable attorney's fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness, obligations, and liabilities evidenced, secured, or arising pursuant to any of the Loan Documents, and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto, and including all amounts that would be owed by Borrower or any other Person under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a proceeding pursuant to Debtor Relief Laws involving Borrower or any other Person (including all such amounts that would become due or would be secured but for the filing of any petition, or the commencement of any proceeding, under any Debtor Relief Laws).

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

         "Pension Plan" means any Employee Plan that is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "Permitted Investments" means (a) marketable direct obligations of the United States of America or any agency controlled or supervised by or acting as an instrumentality thereof, and in any event shall also include marketable direct obligations of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and the Government National Mortgage Corporation, and obligations fully guaranteed as to principal and interest by the United States of America, (b) bank repurchase agreements and certificates of deposit issued by, and money market fund or other accounts placed with, commercial banks organized under the Laws of the United States of America or any state thereof, and having combined capital, surplus and undivided profits of not less than $500,000,000.00, (c) certificates of deposit issued by, and accounts placed with, financial institutions insured by the Federal Deposit Insurance Corporation, the amount of which are fully insured by the Federal Deposit Insurance Corporation,
         (d) investments by Borrower in the capital stock of its Subsidiaries provided Bank has a perfected first priority Lien in such capital stock and the proceeds of the Surplus Debenture related thereto, (e) accounts receivable, chattel paper, instruments, and contract rights arising in the ordinary course of business, (f) investments in corporate commercial paper maturing no more than one year from the date of creation thereof and at the time of acquisition having the highest rating obtainable from either Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Corporation ("S&P"), (g) Investments in corporate or municipal debt instruments rated investment grade or better by either Moody's or S&P, (h) Investments in preferred stock by issuers whose debt instruments have one of the three highest ratings obtainable by Moody's or S&P, (i) investments by Subsidiaries in loans made to insureds pursuant to insurance policies issued by such Subsidiaries,

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

         (j) investments existing on the Closing Date that are set forth in
         Schedule 7.7, (k) mortgage loans to the extent not prohibited by any Insurance Regulatory Authority or applicable Law, and (l) other investments as authorized by the applicable insurance codes in the State of Colorado and any other state in which a Subsidiary of Borrower may be organized, not otherwise provided for herewith in clauses (a) through (k) in an amount not to exceed the lesser of (i) $3,000,000 in the aggregate during any fiscal year of Borrower or (ii) an amount that would cause the Aggregate Permitted Exceptions during any fiscal year to be equal to the Aggregate Permitted Exceptions Amount.

         "Permitted Liens" means:

         (a)      Liens in existence as of the date hereof as set forth on
                  Schedule 4.9;

         (b) Liens created in the ordinary course of business resulting from (i) pledges or deposits under workmen's compensation laws, unemployment insurance laws or similar legislation, (ii) good faith deposits in connection with bids, tenders, contracts (other than for the purpose of borrowing money or obtaining credit) or leases to which Borrower or any Subsidiary is a party, including security deposits, (iii) deposits of any Subsidiary required to be maintained with Insurance Regulatory Authorities in the ordinary course of business, (iv) deposits of any Subsidiary required by reinsurance agreements permitted by the terms hereof entered into in the ordinary course of business, and (v) deposits to secure public or statutory obligations of Borrower or any Subsidiary, or surety, custom or appeal bonds to which Borrower or any Subsidiary is a party, or the payment of contested Taxes or import duties of Borrower or any Subsidiary;

         (c) any Lien (i) which is imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, or the validity or amount of which is being contested by appropriate legal proceedings and with respect to which adequate reserves have been set up, (ii) which arises out of a judgment or award against Borrower or any Subsidiary with respect to which Borrower or such Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, and with respect to which adequate reserves have been set up, and (iii) for taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment or the validity or amount of which is being contested by appropriate legal proceedings and with respect to which adequate reserves have been established;

         (d) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph lines and other similar purposes, or zoning or other restrictions as to the use of real property, provided, that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of Borrower or any Subsidiary;

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

         (e)      the Security Interests; and

         (f) Liens related to Indebtedness permitted pursuant to Section 7.1(g) and (h).

         "Person" means any individual, firm, corporation, association, partnership, joint venture, trust, other entity, or a Governmental Authority.

         "Plan Asset Regulation" means a regulation promulgated by the Department of Labor at 29 C.F.R. Section 25110.3-101, as amended from time to time.

         "Preferred Stock" means any preferred securities which may be issued in series under the Borrower's Restated and Amended Articles of Incorporation, received by the Colorado Secretary of State on March 8, 2004 which contain terms providing for the conversion of the preferred securities into common stock of Borrower and warrants and common stock related thereto.

         "Principal Office" means the principal office of Bank, located at 4314 West Braker Lane, Suite 100, Austin, Texas 78759.

         "Rate" shall mean a rate of interest per annum equal to the 30-day LIBOR Rate plus 1.80%.

         "Reportable Event" has the meaning assigned to such term in Title IV of ERISA.

         "Request" means a written Request and Receipt form supplied by Bank and signed by any two of Borrower's Authorized Representatives requesting a Revolving Advance under this Agreement.

         "Revolving Advances" has the meaning given in Section 2.1 and which may refer to either an Acquisition Advance or a Corporate Advance, as the case may be.

         "Revolving Loan" has the meaning given in Section 2.1.

         "Revolving Commitment" means the obligation of Bank to make the Revolving Advances, pursuant to Section 2.1, in the aggregate principal amount of $30,000,000.

         "Rights" means any remedies, powers, and privileges exercisable under the Loan Documents, at Law, equity, or otherwise.

         "SAP" means, when used with respect to an insurance company, statutory accounting practices prescribed or permitted by the insurance laws or regulations or insurance commissioner (or other similar authority) in the jurisdiction of the incorporation of such insurance company for the preparation of financial statements and other financial reports by insurance corporations of the type of such insurance company applied on a basis consistent with those reflected in the Current Financials. If SAP is changed in any jurisdiction, the appropriate company affected thereby may change its practices in accordance with such change.

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

         "Shemano/Stonegate Warrants" means those certain warrants that may be issued pursuant to (a) the Non-Exclusive Finder's Agreement, dated as of September 29, 2003, between the Borrower and The Shemano Group, Inc. and (b) the Placement Agency Agreement, dated as of March 7, 2003, between the Borrower and Stonegate Securities, Inc.

         "Security Agreement" means the Security Agreement dated the Closing Date whereby Borrower grants to Bank a security interest in the proceeds of the Surplus Debentures and the equity interests in any Subsidiary acquired as part of an Acquisition or formed by Borrower after the date of this Agreement as collateral security for the payment of the Obligations, as the same may be amended, modified, supplemented or restated from time to time.

         "Security Interests" has the meaning set forth in Section 4.1.

         "Subsidiary" means every firm, corporation, association, partnership, joint venture, trust, or other entity of which an aggregate of 50% or more of the equity interests or the issued and outstanding stock having ordinary voting power (except directors' qualifying shares) is, at the time the determination is being made, owned, either directly or indirectly, or controlled by Borrower or one or more Subsidiaries of Borrower.

         "Surplus Debentures" means any subordinated surplus debentures payable by CICA to Borrower issued after the date of this Agreement in connection with an Acquisition Advance in the original principal amount of such Acquisition Advance.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, any cancellations, buy backs or reversals, of any of the foregoing, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules, including any such obligations or liabilities under any master agreement.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be

Loan Agreement - Page 13
         characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Taxes" means all taxes, assessments, fees, or other charges from time to time or at any time imposed by any Laws or by any Governmental Authority.

         Section 1.2 Heading. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

         Section 1.3 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular, where appropriate; and words of any gender shall include each other gender where appropriate.

         Section 1.4 Money. Unless stipulated otherwise, all references herein to "dollars," "money," "payments," or other similar financial or monetary terms, are references to currency of the United States of America.

         Section 1.5 Accounting Terms. All accounting and financial terms used herein, and the compliance with each covenant contained herein which relates to financial matters, shall be determined in accordance with GAAP in the case of Borrower or, in the case of an Insurance Subsidiary, with SAP.

         Section 1.6 Articles, Sections, and Exhibits. All references to Articles and Sections contained herein are, unless specifically indicated otherwise, references to articles and sections of this Agreement. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

         Section 1.7 Construction. Unless otherwise expressly provided in this Agreement or the context requires otherwise, (a) all references to time are Austin, Texas time, (b) all references to "Articles", "Sections", "Exhibits", and "Schedules" are to the Articles, Sections, Exhibits, and Schedules of and to this Agreement, (c) headings used in this Agreement and each other Loan Document are for convenience only and shall not be used in connection with the interpretation of any provision hereof or thereof, (d) references to any Person include that Person's heirs, personal representatives, successors, and permitted assigns, that Person as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for such Person or all or substantially all of its assets, (e) references to any Law include every amendment or restatement to it, rule and regulation adopted under it, and successor or replacement for it, and (f) references to a particular Loan Document include each amendment, modification, extension, or supplement to or restatement of it made in accordance with this Agreement and such other Loan Document.

Loan Agreement - Page 14

                                   ARTICLE II

                                 REVOLVING LOAN

         Section 2.1 Revolving Advances. Subject to the terms and conditions herein set forth, Bank agrees to make advances to Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date (the "Revolving Advances"), in an aggregate amount not to exceed at any time outstanding the Revolving Commitment (such outstanding Revolving Advances collectively referred to herein as the "Revolving Loan"). Bank shall have no obligation to make a Revolving Advance (a) to the extent the amount of the requested Revolving Advance plus all outstanding Revolving Advances exceeds the Revolving Commitment, (b) to the extent the amount of a requested Acquisition Advance exceeds 90% of the Acquisition Consideration for such Acquisition, and
(c) to the extent the amount of a requested Corporate Advance plus all outstanding Corporate Advances exceeds $5,000,000 in the aggregate. Borrower's obligation to pay the Revolving Advances shall be evidenced by the Note and, except for the Corporate Advances, shall be secured by the Collateral. Within the limits set forth in this Section 2.1, Borrower may borrow, prepay pursuant to Section 2.3 and reborrow.

         Section 2.2 Procedures for Requesting Revolving Advances. Borrower shall comply with the following procedures in requesting Revolving Advances:

         (a)      Time for Requests. Borrower shall submit a Request for each
(i) Acquisition Advance of less than $12,000,000 and Corporate Advance not later than 11:00 a.m. on the Business Day which is the date such Revolving Advance is to be made, and (ii) Acquisition Advance equal to or in excess of $12,000,000, not later than at least twenty (20) days before the date such requested Revolving Advance is to be made. Each such Request shall be effective upon receipt by Bank, shall be in writing signed by two (2) Authorized Representatives of Borrower or persons whom Bank reasonably believes to be an Authorized Representative of Borrower, and shall specify whether the requested Revolving Advance shall be an Acquisition Advance or a Corporate Advance. Bank may, in its sole discretion, accept and honor telephonic or electronic (including facsimile) requests for Revolving Advances, and if Bank does accept and honor any telephonic or electronic request, it may require written confirmation thereof from Borrower. Borrower shall repay all Revolving Advances even if Bank does not receive such confirmation and even if the person requesting a Revolving Advance was not in fact authorized to do so. Any request for a Revolving Advance, whether written or telephonic, shall be deemed to be a representation by Borrower that the applicable conditions set forth in Article V have been satisfied as of the time of the request.

         (b) Disbursement. Upon fulfillment of the applicable conditions set forth in Article V, Bank shall disburse the proceeds of the requested Revolving Advance by crediting the same to Borrower's demand deposit account maintained with Bank unless Bank and Borrower shall agree in writing to another manner of disbursement.

         Section 2.3 Voluntary Prepayments. Borrower may, upon notice to Bank, at any time or from time to time voluntarily prepay the Revolving Loan in whole or in part without premium

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

or penalty; provided that (i) such notice must be received by Bank not later than 11:00 a.m. of the date of prepayment; (ii) any prepayment of the Revolving Loan shall be in a principal amount of $100,000 or a whole multiple thereof (or, in each case if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         Section 2.4 Mandatory Prepayments. On or before any date of any reduction of the Revolving Commitment, Borrower shall prepay Revolving Loans in an amount necessary to reduce the sum of Revolving Loans to an amount less than or equal to the Revolving Commitment as so reduced.

         Section 2.5 Repayment of the Revolving Loan. To the extent not otherwise required to be paid earlier as provided herein, Borrower shall repay the Revolving Loan on the Maturity Date.

         Section 2.6 Interest.

         (a) Subject to the provisions of subsection (b) below, each Revolving Advance shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the lesser of (x) the Highest Lawful Rate or (y) the Rate.

         (b) If any amount payable by Borrower under any Loan Document is not paid when due (giving effect, however, to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times, to the fullest extent permitted by applicable Laws, equal to the lesser of (x) the Default Rate or (y) the Highest Lawful Rate. Furthermore, upon the request of Bank, while any Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times, to the fullest extent permitted by applicable Laws, equal to lesser of (x) the Default Rate or (y) the Highest Lawful Rate. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Revolving Advance shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         Section 2.7 Computation of Interest. Subject to Section 10.15, all computations of interest for Revolving Advances shall be made on the basis of a year of 360 days and the actual number of days elapsed.

         Section 2.8 Payments Generally.

         (a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment, setoff or Taxes. Except as otherwise

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

expressly provided herein, all payments by Borrower hereunder shall be made to Bank, at the Principal Office of Bank in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein. All payments received by Bank after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Nothing herein shall be deemed to obligate Bank to obtain the funds for any Revolving Advance in any particular place or manner or to constitute a representation by Bank that it has obtained or will obtain the funds for any Revolving Advance in any particular place or manner.

         (d) Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document.

         Section 2.9 Termination of Revolving Commitment. (a) Borrower shall have the right to terminate the Revolving Commitment at any time.

         (b) On the Maturity Date, the Revolving Commitment shall automatically reduce to zero.

         (c) Upon any termination of the Revolving Commitment pursuant to this Section 2.9, Borrower shall immediately make a prepayment of Revolving Loans in accordance with Section 2.4 unless otherwise mutually agreed upon by Borrower and Bank. Borrower shall not have any right to rescind any termination. Once terminated, the Revolving Commitment may not be reinstated.

                                  ARTICLE III

                                   COLLATERAL

         Section 3.1 Collateral. As collateral security for the prompt payment and performance of the Obligations, Bank shall be granted Liens and security interests (collectively, the "Security Interests") on, in, and to the following described Collateral (herein so called):

         (a) any and all shares of capital stock of any Subsidiary hereafter acquired or formed by Borrower using all or a portion of proceeds from any Revolving Advance, which shall be not less than 100% of issued and outstanding capital stock or other equity interests of such entity;

         (b)      proceeds of assignment of proceeds of the Surplus Debentures;
                  and

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

         (c) any and all interest, dividends and distributions with respect to, and any and all proceeds arising from or by virtue of the sale or other disposition of, or from the collection of, the Collateral described in paragraphs (a) through (b) above.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Bank as follows:

         Section 4.1 Existence and Authority. Each of Borrower and its Subsidiaries (a) is duly organized, validly existing, and in good standing under the Laws of its state of organization recited herein, (b) is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its assets, properties, business, and operations require the same and where the failure to so qualify and/or be in good standing could have a Material Adverse Effect, and (c) possesses all requisite authority and power, and all licenses, permits, and franchises, to conduct its business as presently conducted and to own its properties and assets. Each of Borrower and its Subsidiaries possesses all requisite corporate authority and power to execute, deliver, and comply with the terms of this Agreement and the other Loan Documents to which it is a party.

         Section 4.2 Corporate Authorization. All requisite corporate action to authorize the execution and delivery of the Loan Documents to be executed by Borrower and its Subsidiaries, the consummation of all transactions contemplated thereby, and the performance and discharge by Borrower and its Subsidiaries of their respective obligations thereunder has been duly taken by Borrower and its Subsidiaries; no authorization, approval, consent, or notice under the provisions of the articles of incorporation or bylaws, or any amendments thereof, of Borrower or its Subsidiaries, or under any other relevant agreements, documents, instruments or applicable Law or by any additional party or Governmental Authority is required with respect to the execution and delivery of such Loan Documents, the consummation of all transactions contemplated thereby or the performance and discharge by Borrower and its Subsidiaries of their respective obligations thereunder, except such consents as have been obtained; and all of such Loan Documents will, upon execution and delivery, constitute, legal, valid and binding obligations of Borrower and its Subsidiaries, as the case may be, enforceable against each of them in accordance with their respective terms. The Surplus Debenture constitutes the legal, valid and binding obligation of CICA, enforceable against CICA in accordance with its terms and each other Surplus Debenture hereafter executed and delivered in connection with an Acquisition Advance, will, when so executed, constitute the legal, valid and binding of obligation of CICA under such Surplus Debenture.

         Section 4.3 Compliance with Laws and Documents. Neither Borrower nor any Subsidiary is, nor will the execution, delivery, or performance of or compliance with the terms of, the Loan Documents cause Borrower or any Subsidiary to be, in violation of any Laws or provisions of their respective articles of incorporation or bylaws, as amended, in any respect which could have any effect whatsoever upon the validity, performance, or enforceability of any of the terms of the Loan Documents or which could have a Material Adverse Effect. The

Loan Agreement - Page 18

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performance by Borrower or any Subsidiary of any or all of the terms and provisions contained herein or in any of the other Loan Documents will not violate the provisions of any agreement to which Borrower or any Subsidiary is a party the effect of which could have a Material Adverse Effect.

         Section 4.4 Litigation. Except as set forth on Schedule 4.4, there is no Litigation pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary, and there are no outstanding or unpaid judgments, penalties or assessments against Borrower or any Subsidiary, which in either event could have a Material Adverse Effect.

         Section 4.5 Taxes. Each of Borrower and the Subsidiaries has filed all required Tax returns and reports and has paid, or adequately provided for the payment of, all material Taxes imposed on any of them or upon any of their respective assets, income, or franchises, other than (a) any such charges which are currently payable without penalty or interest, and (b) Taxes being contested in good faith and by appropriate proceedings diligently conducted.

         Section 4.6 Financial Statements. The Current Financials, heretofore furnished to Bank, were prepared on a basis consistent with preceding periods and fairly present the financial condition and results of operations of each of Borrower and its Subsidiaries as of, and for the portion of the fiscal year ending on, the date thereof. There were no material liabilities, direct or indirect, fixed or contingent, of Borrower and its Subsidiaries as of the date of the Current Financials which are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, this Agreement and transactions heretofore disclosed in writing to Bank, there have been no material adverse changes in the financial condition or operation of Borrower and its Subsidiaries from those shown in the Current Financials since the date thereof, nor has Borrower and its Subsidiaries incurred any material liability, direct or indirect, fixed, or contingent (except contingent liabilities with respect to insurance policies issued in the ordinary course of business).

         Section 4.7 Purpose of Loan. The proceeds of the Revolving Loan will be used by Borrower only for the purposes described in the Recitals hereto.

         Section 4.8 Investment Company Act. Neither Borrower nor any Material Subsidiary is an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.9 Properties. Borrower and the Material Subsidiaries have good and marketable title to all their respective properties reflected on the Current Financials, and except for the Permitted Liens, there is no Lien on any asset of Borrower or any Material Subsidiary. There are no presently effective financing statements of record in any jurisdiction covering any tangible or intangible assets of Borrower or any Material Subsidiary. Borrower and the Material Subsidiaries have in effect with respect to their properties and assets insurance in such amounts and against such casualties and contingencies as is customary in the case of businesses engaged in the same or a similar business or having similar properties similarly situated.

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         Section 4.10 Subsidiaries. As of the Closing Date, Borrower has no
Subsidiaries other than as set forth on Schedule 4.10 and the corporate structure and stock ownership of Borrower and its Subsidiaries is as set forth on Schedule 4.12.

         Section 4.11 Compliance with Law. The business and operations of each of Borrower and its Subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all Governmental Authorities and Insurance Regulatory Authorities.

         Section 4.12 Capital Stock. As of the Closing Date, the authorized capital stock and the issued and outstanding capital stock of Borrower and each of its Material Subsidiaries is as designated on Schedule 4.12. All of the issued and outstanding shares of capital stock of each such corporation are duly authorized, validly issued, fully paid and nonassessable. Neither Borrower nor any Subsidiary has granted or issued, or agreed to grant or issue, or reserved for issuance, any options, warrants or similar rights to any Person to acquire any shares or other securities convertible into capital stock other than (a) the Shemano/Stonegate Warrants and (b) the Preferred Stock.

         Section 4.13 Existing Indebtedness. Except as disclosed in the Current Financials or the notes thereto or on Schedule 4.13, neither Borrower nor any Material Subsidiary is directly, indirectly, or contingently obligated with respect to any Indebtedness.

         Section 4.14 Material Agreements. As of the Closing Date, Schedule 4.14 contains a true and complete description of all material written contracts, agreements, commitments, and understandings to which Borrower or any Material Subsidiary is a party, by which Borrower or any Material Subsidiary is directly or indirectly bound, or to which any of the assets of Borrower or any Material Subsidiary may be subject, except insurance policies or contracts issued, or reinsurance contracts entered into, by any Material Subsidiary in the ordinary course of business ("Material Agreements").

         Section 4.15 Insiders. Neither Borrower nor any Subsidiary nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower or any Subsidiary is, an "executive officer", "director" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary.

         Section 4.16 ERISA.

         (a) Each Employee Plan has been maintained and administered in substantial compliance with the applicable requirements of the Code and ERISA. No circumstances exists with respect to any Employee Plan that could have a Material Adverse Effect.

         (b) With respect to each Pension Plan, (i) no accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, exists; (ii) the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing assumptions) does not exceed the current value of plan assets allocable to such benefits by a material amount; (iii) no reportable event (within the

Loan Agreement - Page 20
meaning of Section 4043 of ERISA) has occurred other than a reportable event with respect to which the 30-day notice requirement has been waived by regulation; (iv) no uncorrected prohibited transactions (within the meaning of Section 4975 of the Code) exist which could have a Material Adverse Effect and for which there exists no statutory or regulatory exception; (v) to the extent such plan is covered by PBGC, no material liability to the PBGC exists and no circumstances exist that could reasonably be expected to result in any such liability; and (vi) no material withdrawal liability (within the meaning of Section 4201(a) of ERISA) exists and no circumstances exist that could reasonably be expected to result in any such liability.

         (c) As of the Closing Date, neither Borrower nor any Subsidiary has any obligation under any Employee Plan to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

         Section 4.17 Full Disclosure. There is no material fact that Borrower has not disclosed to Bank which could have a Material Adverse Effect. Neither the Financial Statements referenced in Section 4.6 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower or any Subsidiary to Bank in connection with negotiation of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         Section 4.18 No Default. No Default and no event which, with the lapse of time or notice or both could become a Default, has occurred and is continuing, and neither Borrower nor any Subsidiary is in default under any partnership agreement, indenture, indebtedness, promissory note, mortgage, deed of trust, security agreement, lease, license, permit, franchise or other obligation to which it is a party or by which it or its property is bound, which default could have a Material Adverse Effect or result in any cancellation, loss or forfeiture of any material right granted thereby or result in any material penalty to Borrower or any Subsidiary.

         Section 4.19 Principal Office. The addresses of the principal office, chief executive office, and principal place of business of Borrower and each Material Subsidiary is as set forth on Schedule 4.19.

         Section 4.20 Licenses, Patents and Trademarks. Borrower and its Material Subsidiaries own or possess all patents, trademarks, copyrights and other industrial or intellectual property rights (whether granted by Law or contract) and all Licenses and franchises which are necessary for the present and planned future conduct of their respective businesses, without any known conflict with, or violation of, the rights of others.

         Section 4.21 Insurance Licenses. Schedule 4.21 attached hereto lists, as of the Closing Date, all of the jurisdictions in which any Material Subsidiary holds active licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance business (collectively, the "Licenses"). No such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis known to Borrower or its Material Subsidiaries for such a suspension or revocation, and to Borrower's or such Material Subsidiary's knowledge no such

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

suspension or revocation has been threatened by any licensing authority.
Schedule 4.21 indicates the line or lines of insurance which each Material Subsidiary is permitted to engage in with respect to each License therein listed. No Material Subsidiary transacts any insurance business, directly or indirectly, in any state in a manner or to an extent which would require it to be licensed in such state under the Laws of such state, other than as specified on Schedule 4.21 hereto.

         Section 4.22 No Assumed Names. Except as set forth on Schedule 4.22, neither Borrower nor any Material Subsidiary does business under any name other than its corporate name shown herein.

         Section 4.23 Sufficiency of Capital. Borrower and its Subsidiaries on a consolidated basis are, and Borrower and each Material Subsidiary on an individual basis is, and after consummation of the transactions contemplated by this Agreement and after giving effect to the Obligations incurred and Security Interests created by such companies in connection herewith will be, Solvent. As used in this Section 4.23, "Solvent" means, with respect to a particular date, that on such date (i) the fair value of the property of such company is greater than the total amount of the fair value of liabilities, including, without limitation, contingent liabilities, of such company, (ii) the present fair salable value of the assets of such company is not less than the amount that will be required to pay the probable liability of such company on its debts as they become absolute and matured, (iii) such company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such company does not intend to, nor believes that it will, incur debts or liabilities beyond such company's ability to pay as such debts and liabilities mature, and (v) such company is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such company's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such company is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or material liability.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.1 Conditions Precedent to Revolving Advances on the Closing Date. Bank will not be obligated to make the initial Revolving Advance until Borrower has delivered, or has caused to be delivered, to Bank, or Bank otherwise receives, on or prior to the Closing Date, the following described documents, certificates, evidences, opinions, and other instruments in form and substance satisfactory to Bank:

         (a) Articles of Incorporation. A copy of the articles of incorporation or organization, and all amendments thereto, of each of Borrower and its Material Subsidiaries, accompanied by certificates that such copy is correct and complete issued by
                  (i) the appropriate governmental official of the state of its organization bearing a

Loan Agreement - Page 22

                  Current Date and (ii) the secretary of each such corporation or organization dated as of the Closing Date.

         (b) Bylaws. A copy of the bylaws, and all amendments thereto, of each of Borrower and its Material Subsidiaries, accompanied by a certificate that each such copy is correct and complete, dated the Closing Date, executed by the secretary of such corporation.

         (c) Good Standing and Authority. Certificates of the appropriate governmental officials of such jurisdictions as Bank may request, each bearing a Current Date, to the effect that Borrower and its Material Subsidiaries are in good standing with respect to payment of franchise and similar Taxes and are duly qualified to transact business therein, accompanied by the certificate of the secretary of each such corporation, dated the Closing Date, that such certificates are true and correct.

         (d) Incumbency. A certificate of incumbency of all officers of Borrower and its Material Subsidiaries who will be authorized to execute or attest any of the Loan Documents to which Borrower or such Subsidiary is a party on behalf of such companies, dated the Closing Date, executed by their respective presidents and secretaries.

         (e) Resolutions. A copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement, duly adopted by the boards of directors of Borrower, accompanied by a certificate of the secretary of each such company dated the Closing Date, that such copy is a true and correct copy of resolutions duly adopted at a meeting of, or by unanimous written consent of, the board of directors of such company and that such resolutions have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

         (f) Assumed Name Certificate. If Borrower or any Material Subsidiary is engaged in business using an assumed name, a certified copy of the certificate of assumed name, with evidence that such certificate was properly filed in the appropriate public office of the applicable jurisdiction in which Borrower or such Material Subsidiary is engaged in business using the assumed name.

         (g) Opinion of Counsel. The opinion of counsel to Borrower and its Material Subsidiaries satisfactory in form and substance to Bank.

         (h) Note. The Note, duly executed by Borrower, properly completed, dated the Closing Date.

         (i) Security Agreement. The Security Agreement, properly executed by Borrower, and related UCC financing statements.

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

         (j) UCC Searches. Searches of the Uniform Commercial Code, tax lien and other records as Bank may require.

         (k) Financing Statements. Evidence that Uniform Commercial Code financing statements in proper form executed by all proper parties have been filed in all necessary filing offices.

         (l) Priority. Evidence that the Security Interests are of first priority.

         (m) Regulatory Approvals. Evidence that all consents, licenses and approvals of Governmental Authorities required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and, each of the other Loan Documents have been obtained, including, without limitation, any necessary approvals for the issuance of the Surplus Debenture.

         (n) Other Documents. Such other documents, opinions, certificates, agreements, instruments, and evidences as Bank may reasonably request.

         Section 5.2 Conditions Precedent to All Revolving Advances. In addition to the conditions precedent in Section 5.1, the obligation of Bank to make each Revolving Advance shall be subject to the conditions precedent that:

         (a) the representations and warranties contained in Article IV are correct on and as of the date of such Revolving Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

         (b) no event has occurred and is continuing, or would result from such Revolving Advance which constitutes a Default or which, with the lapse of time or notice or both, could become a Default.

         Section 5.3 Conditions Precedent to All Acquisition Advances. In addition to the conditions precedent in Sections 5.1 and 5.2, the obligations of Bank to make each Acquisition Advance shall be subject to the conditions precedent that Bank shall receive prior to or on the date of such Acquisition Advance, an assignment of proceeds of a Surplus Debenture in at least the amount of such Acquisition Advance, any amendments or supplements to the Security Agreement required by Bank, and evidence that the Acquisition to which such requested Acquisition Advance relates has been approved by the board of directors or other governing body of the Person being acquired.

         Section 5.4 Conditions Precedent to All Acquisition Advances in Excess of $12,000,000. In addition to the conditions precedent in Sections 5.1, 5.2 and 5.3, the obligation of Bank to make each Acquisition Advance equal to or in excess of $12,000,000 shall be subject to the conditions precedent that (a) Bank shall have given its prior written consent to such Acquisition;

Loan Agreement - Page 24

         (a) at least twenty (20) days prior to the requested Acquisition Advance, Bank shall have received copies of the acquisition documents; and

         (b) Bank shall have received pro forma Financial Statements of Borrower (prepared in accordance with GAAP) which take into account the effects of the applicable Acquisition, and which demonstrate to the satisfaction of Bank that no Default shall exist after giving effect thereto.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Unless Bank shall otherwise consent in writing, until payment and performance in full of the Obligations and termination of the Revolving Commitment, Borrower covenants and agrees with Bank that it will and will cause each Subsidiary to, directly or indirectly:

         Section 6.1 Proceeds. Use the proceeds of the Revolving Loan for proper corporate purposes and as represented and warranted herein.

         Section 6.2 Reporting Requirements. Deliver or cause to be delivered to
Bank:

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of profit and loss, and reconciliation of surplus, and cash flows for such fiscal year, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Bank, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions, and accompanied by a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing (other than with respect to consolidating statements), they have not obtained knowledge of any Default or unmatured Default, or, if in the opinion of such accountants any Default or unmatured Default shall exist, stating the nature and status thereof; and

         (b) as soon as available, but in any event within 60 days after the end of the first three (3) fiscal quarters of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of each such fiscal quarter, and the related consolidated and consolidating statements of profit and loss, and reconciliation of surplus, and cash flows for each such fiscal quarter and for the portion of Borrower's fiscal year then ended, all in reasonable detail and certified by the chief financial officer or chief accounting officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

Loan Agreement - Page 25

         (c) as soon as available, but in any event on or before April 1 following the end of each fiscal year of each Material Subsidiary that is an Insurance Subsidiary, copies of each Annual Statement that such companies have filed with or submitted to their respective domiciliary Insurance Regulatory Authorities, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein, and accompanied by a certificate of a responsible financial official of the appropriate company to the effect that such Annual Statements present fairly the financial condition and results of operations of each such company;

         (d) as soon as available, but in any event on or before June 1 following the end of each fiscal year of each of Borrower and its Material Subsidiaries that are Insurance Subsidiaries, copies of reports certified by an independent certified public accountant reasonably acceptable to Bank on a SAP basis of any certifications required by any Governmental Authority;

         (e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower or any of its Material Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which Borrower or any of its Material Subsidiaries may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Bank pursuant hereto;

         (f) promptly, notice of any material change in accounting policies or financial reporting practices by Borrower or any Material Subsidiary;

         (g)      promptly, notice of the occurrence of any ERISA Event;

         (h) as soon as available, and in any event within 60 days after the end of each fiscal year of Borrower, updated Schedule 4.14 and 4.21;

         (i) promptly upon any Acquisition or formation of a new Subsidiary of Borrower, updated Schedules 4.10, 4.12, 4.14 and 4.21; and

         (j) promptly, such additional information regarding the business, financial or corporate affairs of Borrower or any Subsidiary as Bank may from time to time request.

         Section 6.3 Insurance Matters. Upon Bank's request, deliver to Bank, and cause each Material Subsidiary to deliver to Bank, promptly after receipt and/or becoming available, copies of (a) each material registration, filing or submission made by or on behalf of any Material Subsidiary with any Insurance Regulatory Authority, (b) each material examination and/or audit report or other similar report submitted to any Material Subsidiary by any Insurance Regulatory Authority, (c) all material information which Bank may from time to time request with respect to the nature or status of any material deficiencies or violations reflected in any examination report or other similar report and (d) each material report, order, direction, instruction, approval,

Loan Agreement - Page 26
authorization, license or other notice which Borrower or any Material Subsidiary may at any time receive from any Insurance Regulatory Authority.

         Section 6.4 Notice of Litigation or Changes in Fact. Promptly notify Bank of (a) the existence and status of any Litigation or the occurrence of any event which has resulted in, or could result in, a Material Adverse Effect, and
(b) the occurrence of a Default or any event which, with notice or lapse of time or both, could become a Default.

         Section 6.5 Taxes. Duly pay and discharge all its material Taxes, assessments, and governmental charges prior to the date on which penalties will attach thereto, other than Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established.

         Section 6.6 Payment of Debts. Pay all of its material Indebtedness prior to the date on which penalties attach thereto.

         Section 6.7 Insurance. Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of businesses engaged in the same or a similar business or having similar properties similarly situated with such deviations therefrom as may be agreed upon by Bank from time to time.

         Section 6.8 Maintenance of Existence. At all times maintain its existence and good standing and authority to transact business in all jurisdictions where the same may be necessary, and where the failure to do so could have a Material Adverse Effect.

         Section 6.9 Maintenance of Assets. (a) Maintain in full force and effect all material Rights, leases, franchise agreements, government clearances or certificates and all other licenses or rights necessary to comply with all Laws and other provisions applicable to the business of Borrower and its Subsidiaries where a failure to do so could have a Material Adverse Effect, and
(b) maintain the assets used in their respective businesses in good repair, working order, and condition (normal wear and tear excluded) and make such proper repairs, renewals, and replacements as may be reasonably required except where a failure to so maintain could reasonably be expected not to have a Material Adverse Effect.

         Section 6.10 Expenses of Bank. Promptly pay all reasonable costs, fees, and expenses paid or incurred by Bank incident to any of the Loan Documents (including reasonable attorneys' fees and expenses incurred in connection with the negotiation, preparation, and execution thereof and any amendment thereto and the making of the Revolving Loan, whether or not the transactions contemplated hereby are consummated) or the valid enforcement of the obligations of Borrower, or the valid exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be and become a part of the Obligations.

         Section 6.11 Compliance with Material Agreements. Comply in all material respects with all material contracts, leases, agreements, indentures, mortgages or documents binding on it or affecting its properties or business where the failure to do so could have a Material Adverse Effect.

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

         Section 6.12 Books and Records: Access. Give any representative of Bank access during all reasonable business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents of Borrower or any Subsidiary in the possession of such corporation and relating to its affairs, and to inspect any of the properties of each such corporation. Borrower and each Subsidiary will maintain complete and accurate books and records of its transactions in accordance with GAAP and SAP, as appropriate

         Section 6.13 Compliance with Law. Comply with all Laws applicable to the conduct of its business or operations except to the extent that the failure to so comply could not have a Material Adverse Effect.

         Section 6.14 Authorization and Approvals. Promptly obtain from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents and to carry on in all material respects such corporation's business substantially as currently conducted.

         Section 6.15 Information and Other Documents. Promptly deliver to Bank such information (not otherwise required to be furnished herein) respecting the business affairs, assets, and liabilities of Borrower and the Subsidiaries, and such opinions, certifications, and documents, in addition to those herein mentioned, as Bank may reasonably request.

         Section 6.16 Environmental Law Compliance. Promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for Borrower and its Subsidiaries to comply with Applicable Environmental Laws affecting Borrower and its Subsidiaries.

         Section 6.17 Acquisitions and Subsidiaries. Upon acquisition of a Subsidiary in an Acquisition or formation of a new Subsidiary, in either case with proceeds of an Acquisition Advance, promptly (a) cause 100% of the outstanding capital stock or equity interests of such acquired or newly-formed Subsidiary to be pledged to Bank to secure the Obligations, (b) in the case of an Insurance Subsidiary, cause CICA to duly execute and deliver a Surplus Debenture to Borrower in at least the amount of any Acquisition Advance, a portion of the proceeds of which were used to acquire such Insurance Subsidiary,
(c) deliver to Bank an assignment of the proceeds of such Surplus Debenture, (d) deliver to Bank evidence that the Acquisition to which such requested Acquisition Advance relates has been approved by the board of directors or other governing body of the Person being acquired, (e) deliver to Bank evidence that the Surplus Debenture has been approved by the appropriate Insurance Regulatory Authorities, and (f) deliver to Bank of such other certificates, documents and opinions as may reasonably be required by Bank with respect thereto.

         Section 6.18 Preferred Stock. Borrower shall deliver to Bank all documents related to any proposed issuance of Preferred Stock by Borrower no less than ten Business Days prior to any such issuance.

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                                   ARTICLE VII

                               NEGATIVE COVENANTS

         Unless Bank shall otherwise consent in writing, until payment and performance in full of the Obligations and termination of the Revolving Commitment, Borrower agrees with Bank that it will not, and will not permit any Material Subsidiary to, directly or indirectly:

         Section 7.1 Indebtedness. Create or suffer to exist any direct, indirect, fixed, or contingent liability for, or incur, any Indebtedness, except
(a) the Obligations, (b) Indebtedness set forth and described in the Current Financials or on Schedule 4.13, (c) other Indebtedness to Bank, (d) the Surplus Debentures, (e) current trade payables incurred in the ordinary course of business, (f) liabilities of Insurance Subsidiaries under insurance policies and reinsurance agreements issued in the ordinary course of business, (g) purchase money Liens relating to the acquisition of machinery and equipment of Borrower not exceeding the lesser of (i) $3,000,000 in the aggregate during any fiscal year of Borrower or (ii) an amount that would cause the Aggregate Permitted Exceptions during any fiscal year of Borrower to be equal to the Aggregate Permitted Exceptions Amount, and (h) Indebtedness in respect of Capital Leases not exceeding the lesser of (i) $3,000,000 in the aggregate during any fiscal year of Borrower or (ii) an amount that would cause the Aggregate Permitted Exceptions during any fiscal year of Borrower to be equal to the Aggregate Permitted Exceptions Amount.

         Section 7.2 Negative Pledge. Grant, create, incur, permit or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien upon any of its assets or properties, except for Permitted Liens, or agree with any Person (other than in this Agreement and the other Loan Documents) that they will not grant, create, incur, permit or suffer to exist any Lien upon any of such assets.

         Section 7.3 Restrictions on Dividends. Directly or indirectly declare or make, or incur any liability to make, any Dividend (other than Dividends payable solely in capital stock and any Dividend paid by any Subsidiary of Borrower to Borrower or to another Subsidiary of Borrower that is the direct parent company of such Subsidiary), or any purchase or redemption of any outstanding shares of stock or other equity securities issued by Borrower or any Subsidiary.

         Section 7.4 Limitation on Liquidation, Merger, Consolidation, and Disposition of Assets. At any time dissolve or liquidate, or consolidate with or merge into or with any Person or Persons, or enter into or undertake any plan of consolidation or merger with any Person or Persons, or convey, sell, lease (as lessor) or otherwise transfer or dispose of all or, except in the ordinary course of business, any portion of its property or assets (either by or through a single transaction or through a series of separate but related transactions) other than the disposition of obsolete or worn assets. Notwithstanding the foregoing, any Subsidiary of Borrower (a) may be merged or consolidated with or into (i) Borrower, provided that Borrower shall be the continuing or surviving corporation, or (ii) CICA, provided that CICA shall be the continuing or surviving corporation, and (b) may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or CICA.

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         Section 7.5 No Assignment. Assign or transfer, or attempt to assign or transfer, any of their respective Rights, duties, or obligations under any of the Loan Documents.

         Section 7.6 Prepayments. Pay any of its Indebtedness prior to the date on which such Indebtedness is due and payable in accordance with the terms thereof, except (a) the Obligations, (b) other Indebtedness to Bank, and (c) the Surplus Debenture, provided that any prepayment of the Surplus Debenture shall within three (3) Business Days be applied by Borrower as a prepayment of the Obligations.

         Section 7.7 Loans, Advances and Investments. Make any Investment in, or otherwise acquire any interest in, or control of, another company, business or Person, except for Permitted Investments.

         Section 7.8 Surplus Debenture. At any time amend, modify, cancel, terminate or discharge, or waive compliance with, or fail to enforce, the terms of any Surplus Debenture.

         Section 7.9 Leverage Ratio. Permit the Leverage Ratio to be greater than 2.5 to 1.0 as of the end of any fiscal quarter of Borrower.

         Section 7.10 Fixed Charge Coverage Ratio. Permit the Fixed Charges Coverage Ratio to be less than 3.00 to 1.0 as of the end of any fiscal quarter of Borrower.

         Section 7.11 Funded Debt to Equity Ratio. Permit the Funded Debt to Equity Ratio to be greater than 0.5 to 1.0 as of the end of any fiscal quarter of Borrower.

         Section 7.12 Reinsurance. Permit any Material Subsidiary to enter into any reinsurance agreements of any kind except for risk transfer reinsurance agreements entered into in the ordinary course of business by such Subsidiaries in accordance with their historical practice.

         Section 7.13 Transactions With Affiliates. Enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate of Borrower or any Subsidiary, except (and in any event only if such transactions are effected in accordance with all applicable insurance laws and regulations governing transactions among insurance holding company system affiliates, including obtaining any necessary consents or approvals of such transaction by applicable Insurance Regulatory Authorities) (a) as provided herein, (b) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or Subsidiary's business and upon fair and reasonable terms that are no less favorable to Borrower or Subsidiary than would be obtained at the time of such transaction in a comparable arm's length transaction with a Person not an Affiliate of Borrower or Subsidiary and (c) in respect of transactions with Affiliates of Borrower which do not meet the requirements of clause (b) immediately preceding provided the aggregate amount of such transactions do not exceed $1,000,000.

         Section 7.14 Business. Engage directly or indirectly through other Persons in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

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         Section 7.15 Limitation on Issuance of Capital Stock. Issue, sell or otherwise dispose of any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire any such shares or securities other than (a) in respect of stock issued by Borrower (i) as stock Dividends,
(ii) in connection with the Shemano/Stonegate Warrants, (iii) as consideration for an Acquisition provided that no Default has occurred and is continuing or would result therefrom, and (iv) as part of a public offering provided that no Default has occurred and is continuing or would result therefrom, and (b) provided that no Default has occurred or is continuing or would result therefrom, the Preferred Stock.

         Section 7.16 Limitation on Leases. Except in the ordinary course of its business, enter into any agreement, or be or become liable under any agreement, not in existence on the Closing Date, for the lease, hire or use of any real or personal property except for leases or other agreements entered into after the Closing Date for which the amount of liability does not exceed the lesser of (a) $3,000,000 in the aggregate during any fiscal year of Borrower of (b) an amount that would cause the Aggregate Permitted Exceptions during any fiscal year of Borrower to be equal to the Aggregate Permitted Exceptions Amount.

         Section 7.17 Capital Expenditures. Make any capital expenditures (excluding capital expenditures which are a portion of the purchase price of any Acquisitions permitted hereunder) except in the ordinary course of business consistent with past practices not to exceed in aggregate amount the lesser of
(a) $3,000,000 in the aggregate during any fiscal year of Borrower or (b) an amount that would cause the Aggregate Permitted Exceptions during any fiscal year of Borrower to be equal to the Aggregate Permitted Exceptions Amount.

         Section 7.18 Employee Plans.

         (a) Permit or suffer to exist any circumstances with respect to any Employee Plan that is likely to have a Material Adverse Effect. Borrower shall use its best efforts to maintain and administer, and to cause each member of its Controlled Group (as that term is defined in the Code) to maintain and administer, any Employee Plan in accordance with the applicable requirements of the Code and ERISA.

         (b) With respect to any Pension Plan (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist; (ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits by a material amount; (iii) permit any reportable event (within the meaning of Section 4043 of ERISA) to occur, other than a reportable event with respect to which the 30-day notice requirement has been waived by regulation; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) for which there exists no statutory or regulatory exception to occur which has or could have a Material Adverse Effect; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

Loan Agreement - Page 31

         (c) Incur a material obligation to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

         Section 7.19 Subsidiaries. Own or acquire any Material Subsidiary that is not an operating insurance company or a holding company for an operating insurance company.

         Section 7.20 Use of Proceeds. Use the proceeds of any portion of the Revolving Loan to directly or indirectly purchase or carry Margin Stock.

         Section 7.21 Composition of Corporate Group. Permit at any time (i) the fair value of the assets of the Borrower and its Material Subsidiaries, as determined on a consolidated basis in accordance with GAAP, to be less than 75% of the fair value of the assets of the Borrower and all of its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, and (ii) the EBITDA, calculated solely with respect to the Borrower and its Material Subsidiaries, as determined on a consolidated basis in accordance with GAAP, to be less than 75% of the EBITDA for the Borrower and all of its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         Section 7.22 Preferred Stock. Pay any obligations in respect of the Preferred Stock other than in common stock of Borrower.

                                  ARTICLE VIII

                                     DEFAULT

         The term "Default," as used herein, means the occurrence of any one or more of the following events (including the passage of time, if any, specified therefor) provided that if any such event occurs and Bank subsequently agrees in writing that it will not exercise any remedies hereunder as a result thereof, the occurrence of such event shall no longer be deemed a "Default" hereunder insofar as the state of facts giving rise to such event is concerned, but the same shall not operate as or be deemed to be a waiver with respect to any identical or similar state of facts which occurs thereafter:

         Section 8.1 Payment of Obligations. The failure or refusal of Borrower to pay (a) principal of the Obligations, or any part thereof, as it becomes due in accordance with the terms of the Loan Documents or (b) interest on the Obligations, or any other amounts due hereunder, upon the earlier of (i) five days after it becomes due in accordance with the terms of the Loan Documents, or
(ii) one Business Day after notice of such failure to Borrower by Bank.

         Section 8.2 Certain Covenants. The failure or refusal of Borrower or any Subsidiary to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in Sections 6.1, 6.8, 6.12, or any section of Article VII.

         Section 8.3 Default under Loan Documents. The occurrence of an event of default or default as defined in and under any of the Loan Documents.

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         Section 8.4 Other Covenants. The failure or refusal of Borrower or any
Subsidiary to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Documents (other than covenants to pay the Obligations and those referenced in Section 8.2) and such failure shall not have been remedied within the earlier of (a) 30 days after such occurrence or (b) ten (10) days after notice of such failure to Borrower by Bank.

         Section 8.5 Voluntary Debtor Relief. Borrower or any Subsidiary shall
(a) execute an assignment for the benefit of creditors, or (b) admit in writing its inability to pay its debts generally as they become due, or (c) voluntarily seek the benefit or benefits of any Debtor Relief Law or become a party to any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the Rights of Bank granted in the Loan Documents.

         Section 8.6 Involuntary Proceedings. Borrower or any Subsidiary shall involuntarily (a) have an order, judgment, or decree entered against it by any Governmental Authority pursuant to any Debtor Relief Law that could suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such order, judgment, or decree is not permanently stayed or reversed within 30 days after the entry thereof, or (b) have a petition filed against it seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such petition is not discharged within 30 days after the filing thereof.

         Section 8.7 Judgments. The entry of a final judgment or judgments, from which no further appeal can be taken, against Borrower or any Subsidiary for the payment of money in an aggregate amount in excess of $500,000 and the same shall remain in effect and unstayed for a period of thirty (30) consecutive days.

         Section 8.8 Attachment. The attachment, sequestration, levy, tax lien, forfeiture or similar proceeding against the Collateral or any of the material assets of Borrower or any Material Subsidiary.

         Section 8.9 Material Agreements. The occurrence of a default by Borrower or any Material Subsidiary under any Material Agreement.

         Section 8.10 Other Indebtedness. Borrower or any Material Subsidiary shall fail to pay when due any principal of or interest on any Indebtedness (other than the Obligations) of having an aggregate principal amount of $500,000, and such failure shall continue beyond any applicable grace period, or the maturity of any such Indebtedness shall have been accelerated, or any such Indebtedness shall have been required to be prepaid, repurchased or redeemed prior to the stated maturity thereof, or any event shall have occurred that (a) permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Indebtedness or any person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase or redemption, or (b) causes an offer to prepay, repurchase or redeem (automatically or otherwise) to be made.

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

         Section 8.11 Misrepresentation. The discovery by Bank that any material statement, representation, or warranty in the Loan Documents or in any writing ever delivered to Bank pursuant to the Loan Documents, is false, misleading, or erroneous in any material respect.

         Section 8.12 Surplus Debenture Payments. Any Subsidiary liable on any Surplus Debenture shall fail to make a scheduled payment on or otherwise comply with the terms of the Surplus Debenture.

         Section 8.13 Action by Governmental Authority. (a) Any Governmental Authority shall issue any order of conservation, supervision or any other order of like effect relating to Borrower or any Subsidiary which could cause a Material Adverse Effect, (b) any License shall be revoked, the revocation of which could cause a Material Adverse Effect, or (c) any insurance commissioner or any other insurance regulator of any state intervenes or takes any steps towards intervening in the management of the business or operations of Borrower or any Subsidiary, or Borrower or any Subsidiary facilitates or takes any affirmative action with the intention of facilitating such intervention.

         Section 8.14 Full Force and Effect. This Agreement, or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Subsidiary or any of their respective shareholders, or Borrower or any Subsidiary shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral covered thereby.

         Section 8.15 Stock Ownership. Borrower shall cease to own, legally and beneficially, directly or indirectly (a) 100% of the outstanding capital stock that constitutes Collateral, or (b) at any time 100% of the outstanding capital stock of any Material Subsidiary not constituting Collateral, unless with respect to clause (b) only 100% of the proceeds of such sale or other disposition are promptly to Borrower.

         Section 8.16 Change of Control. The occurrence of a Change of Control.

         Section 8.17 Liquidation or Dissolution. Borrower or any Subsidiary shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets, without Bank's prior written consent.

         Section 8.18 Preferred Stock. Any Preferred Stock shall be issued in which, or thereafter amended or modified in a manner such that, (a) the obligations of Borrower with respect thereto are not subordinated to the payment by Borrower of the Obligations or (b) the terms thereof affect Bank's rights against Borrower or otherwise as a creditor.

Loan Agreement - Page 34

                                   ARTICLE IX

                                 RIGHTS OF BANK

         Section 9.1 Remedies Upon Default. Should a Default occur and be continuing, Bank may at its election, do any one or more of the following:

         (a) Acceleration. Terminate the Revolving Commitment and/or declare the entire unpaid balance of the Obligations and all other Indebtedness of Borrower to Bank, or any part thereof, immediately due and payable, whereupon it shall be due and payable without any action by Bank, and without diligence, presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; provided, however, that upon the occurrence of a Default specified in Sections
                  8.5 or 8.6 hereof, such Obligations shall become due and payable without declaration, notice, demand or any other action by Bank and the Revolving Commitment shall automatically terminate.

         (b)      Judgment. Reduce any claim to judgment.

         (c) Foreclosure. Take such steps legally permissible as Bank may deem appropriate to foreclose or otherwise enforce the Security Interests and all Liens granted to Bank to secure payment and performance of the Obligations.

         (d) Rights. Exercise any and all Rights afforded by the Laws of the State of Texas or any other jurisdiction as Bank shall deem appropriate, including, but not limited to, the Uniform Commercial Code of Texas or of such other jurisdiction, or by any of the Loan Documents, or by Law or equity, or otherwise.

         Section 9.2 Cumulative Rights. All Rights available to Bank under the Loan Documents shall be cumulative of and in addition to all other Rights granted to Bank at Law or in equity, whether or not the Obligations are due and payable and whether or not Bank shall have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         Section 9.3 Reimbursement of Expenses. Any reasonable expenses incurred by Bank pursuant to the exercise of any Right provided herein shall become part of the Obligations and shall bear interest at the rate of interest then in effect under the Note from the date notice of such expense is sent by Bank until the date repaid by Borrower.

         Section 9.4 Performance by Bank. Should any covenant, duty, or agreement of Borrower fail to be performed in accordance with the terms of the Loan Documents, Bank may, at its option, perform, or attempt to perform, such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Bank, promptly pay any reasonable amount expended by Bank in such performance or attempted performance to Bank at Bank's principal office, together with interest thereon at the rate of interest then in effect under the Note

Loan Agreement - Page 35
from the date of such expenditure by Bank until paid. Notwithstanding the foregoing, it is expressly understood that Bank does not assume and shall never have, except by express written consent of Bank, any liability or responsibility for the performance of any duties of Borrower hereunder, or under, or in connection with all or any part of the Collateral.

         Section 9.5 Bank Not in Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Bank the Rights or power to exercise control over the affairs and/or management of Borrower, the power of Bank being limited to the Right to exercise the remedies provided in the other subsections of this Article; provided that, if Bank becomes the owner of any stock of any Person, whether through foreclosure or otherwise, Bank shall be entitled to exercise such legal Rights as it may have by being a shareholder of such Person.

         Section 9.6 Waivers. The acceptance by Bank at any time and from time to time of part payment on the Obligations shall not be deemed to be a waiver of any Default then existing. No waiver by Bank of any Default shall be deemed to be a waiver of any other then existing or subsequent Default. No delay or omission by Bank in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

         Section 9.7 Application of Proceeds. Any and all proceeds ever received by Bank from any disposition of the Collateral, or any part thereof, or the exercise of any other Right pursuant to the Loan Documents shall be applied by Bank to the Obligations in the order and manner set forth herein, notwithstanding any instructions to the contrary by Borrower; provided, that Borrower shall remain liable to Bank for any deficiency.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 Notices. Except as otherwise permitted herein, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given or made (a) when personally delivered, (b) if mailed, when sent by registered or certified mail, postage prepaid, (c) if sent by a nationally recognized overnight delivery service, on the next business day after delivery to such service specifying delivery on the next business day or (d) if transmitted by telex, telecopier or facsimile machine, on the day that such notice is transmitted and received. The address of each party for the purposes hereof is as follows:

                  BANK:             REGIONS BANK
                                    4314 West Braker Lane, Suite 100
                                    Austin, Texas 78759
                                    Attn: Todd A. Self
                                    Telecopy: (512) 372-2301

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

                                    with a copy to:

                                    Winstead Sechrest & Minick P.C.
                                    1201 Elm Street, Suite 5400
                                    Dallas, Texas 75202
                                    Attn: James R. Littlejohn
                                    Telecopy: (214) 745-5390

                  BORROWER:         Citizens, Inc.
                                    400 East Anderson Lane
                                    Austin, Texas 78752
                                    Attn: Mark A. Oliver, President
                                    Telecopy: (512) 836-9334

                                    with a copy to:

                                    Jones & Keller, P.C.
                                    1625 Broadway, 16th Floor
                                    Denver, Colorado 80202
                                    Attn: Reid A. Godbolt
                                    Telecopy: (303) 573-8133

         Section 10.2 GOVERNING LAW. THE LOAN DOCUMENTS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED THEREIN. IT IS AGREED THAT THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE SHALL NOT APPLY TO THE REVOLVING LOAN, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         Section 10.3 Choice of Forum: Service of Process and Jurisdiction. Any suit, action or proceeding against Borrower with respect to the Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Travis, or in the United States courts located in the State of Texas as Bank may elect and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Bank by registered or certified mail, return receipt requested, postage prepaid, to Borrower's address set forth in this Agreement or any other address provided by Borrower to Bank in writing. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents brought in the courts located in the State of Texas, County of Travis, and hereby further irrevocably waives any

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

claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

         Section 10.4 Expenses; Indemnification.

         (a) Borrower agrees to pay on demand all reasonable costs and expenses of Bank in connection with the preparation, execution, delivery, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Bank with respect thereto and with respect to advising Bank as to its rights and responsibilities under the Loan Documents. Borrower further agrees to pay on demand all costs and expenses of Bank, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         (b) BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS BANK AND EACH OF ITS AFFILIATES AND OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE REVOLVING LOAN, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.4 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST BANK, ANY ASSIGNEE OF BANK, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE REVOLVING LOAN.

Loan Agreement - Page 38

         (c) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 10.4 shall survive the payment in full of the Revolving Loan and all other amounts payable under this Agreement.

         Section 10.5 Right of Set-off. Upon the occurrence and during the continuance of any Default under Sections 7.9, 7.10, 7.11 and 8.1, Bank (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank (or any of its affiliates) to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the Note, irrespective of whether Bank shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. Bank agrees promptly to notify Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank under this Section
10.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Bank may have.

         Section 10.6 Severability. If any provision of any of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         Section 10.7 Survival. Except as specifically provided herein, all representations, warranties, covenants and agreements of Borrower contained herein shall continue in full force and effect so long as any part of the Obligations remains unpaid and, except as otherwise indicated, shall not be affected by any investigation made by any party.

         Section 10.8 Further Assurances. Borrower agrees that at any time and from time to time, upon the written request of Bank, it will, and will cause its Subsidiaries to, execute and deliver such further documents and do such further acts and things as Bank may reasonably request in order to fully effect the purpose of this Agreement and the other Loan Documents and to provide for the payment of the principal and interest on the Obligations in accordance with the terms and provisions of the Loan Documents.

         Section 10.9 Counterparts. This Agreement has been executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         Section 10.10 Parties Bound. This Agreement shall be binding upon, and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided that

Loan Agreement - Page 39

Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties, or obligations hereunder.

         Section 10.11 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Bank.

         Section 10.12 Form of Documents. Each agreement, document, instrument, or other writing to be furnished to Bank under any provision of this Agreement must be in form and substance satisfactory to Bank and its counsel.

         Section 10.13 Confidentiality. Bank agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent Bank from disclosing such information (a) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (b) as required by any law, rule, or regulation, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) that is or becomes available to the public or that is or becomes available to Bank other than as a result of a disclosure by Bank prohibited by this Agreement, (f) in connection with any litigation to which such Bank or any of its affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (h) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

         Section 10.14 Exception to Covenants. Borrower shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         Section 10.15 No Usury Intended; Usury Savings Clause. In no event shall interest contracted for, charged or received under this Agreement, the Note or any other Loan Document, plus any other charges in connection herewith or therewith which constitute interest exceed the Highest Lawful Rate permitted by applicable Law. If Bank shall receive interest (including any charges or other amounts which constitute interest) in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Revolving Loan or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Bank exceeds the Highest Lawful Rate, Bank may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         Section 10.16 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO

Loan Agreement - Page 40

AGAINST THE OTHER TO ENFORCE THIS AGREEMENT, TO COLLECT DAMAGES FOR THE BREACH OF THIS AGREEMENT, OR WHICH IN ANY OTHER WAY ARISE OUT OF, ARE CONNECTED TO OR ARE RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT. ANY SUCH ACTION SHALL BE TRIED BY THE JUDGE WITHOUT A JURY.

         Section 10.17 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

Loan Agreement - Page 41

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers to be effective as of the date first hereinabove written.

                                        BORROWER:

                                        CITIZENS, INC.

                                        By: /s/ Mark A. Oliver
                                            ------------------------------------
                                            Mark A. Oliver
                                            President

Loan Agreement - Page 42

                                        BANK:

                                        REGIONS BANK

                                        By: /s/ Todd A. Self
                                            ------------------------------------
                                            Todd A. Self
                                            Vice President

Loan Agreement - Page 43

                                                                  Winstead Draft
                                                        Dated: February 20, 2004

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is made as of the 22nd day of March, 2004, by Citizens, Inc., a Colorado corporation ("Debtor"), in favor of REGIONS BANK, an Alabama banking corporation ("Bank"). Debtor hereby agrees with Secured Party as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

                  (a) The term "Code" shall mean the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

                  (b) The term "Collateral" shall mean (a) any and all shares of capital stock of any subsidiary acquired by Debtor after the date hereof using all or a portion of proceeds from any Revolving Advance as defined in and under the Loan Agreement, which shall be not less than 100% of issued and outstanding capital stock or other equity interests of such entity, (b) proceeds of the Surplus Debentures, whether or not such Surplus Debentures are specifically described on Schedule A attached hereto and made a part hereof, and as such Schedule may be amended upon the consent of Secured Party from time to time. The term Collateral, as used herein, shall also include (i) all certificates, instruments and/or other documents evidencing the foregoing, (ii) all renewals, replacements and substitutions of all of the foregoing, (iii) all Additional Property (as hereinafter defined), and (iv) all products and proceeds of all of the foregoing. The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property. The delivery at any time by Debtor to Secured Party of any property as a pledge to secure payment or performance of any indebtedness or obligation whatsoever shall also constitute a pledge of such property as Collateral hereunder.

                  (c) The term "Debtor" shall mean Citizens, Inc., a Colorado corporation.

                  (d) The term "Indebtedness" shall mean all indebtedness, obligations and liabilities of Debtor to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Secured Party, be or have been payable to or in favor of a third party and subsequently acquired by Secured Party (it being contemplated that Secured Party may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Debtor to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, including without limitation that certain promissory note of Debtor, dated as of even date herewith, payable to the order of Secured Party in the original principal amount of $30,000,000, and any and all amendments, renewals, extensions, modifications, supplements and restatements thereof, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Debtor to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in
         (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in
         (i), (ii), (iii) and (iv) above, and all amounts that would be owed by Debtor under any Loan Document but for the fact that such amounts are unenforceable or not allowable due to the existence of a proceeding pursuant to any Applicable Bankruptcy Law (as hereafter defined) involving Debtor (including all such amounts that would become due or would be secured but for the filing of any petition, or the commencement of any proceeding, under Applicable Bankruptcy Laws.

                  (e) The term "Loan Agreement" shall mean that certain Loan Agreement between Debtor, as the borrower, and Secured Party, as the lender, dated as of even date herewith, and any and all amendments, renewals, extensions, modifications, supplements and restatements thereof.

                  (f) The term "Loan Documents" shall mean all instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness, as such instruments and documents may be amended, renewed, extended, modified, supplemented, or restated from time to time.

                  (g) The term "Obligated Party" shall mean any party other than Debtor who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Indebtedness.

                  (h) The term "Secured Party" shall mean Bank, its successors and assigns, including without limitation, any party to whom Bank, or its successors or assigns, may assign its rights and interests under this Agreement.

All words and phrases used herein which are expressly defined in Section 1.201, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201, Chapter 8 or Chapter 9 of the Code.

         2. SECURITY INTEREST. As security for the Indebtedness, Debtor, for value received, hereby grants to Secured Party a continuing security interest in the Collateral.

         3. ADDITIONAL PROPERTY. Collateral shall also include the following property (collectively, the "Additional Property") which Debtor becomes entitled to receive or shall receive in connection with any Collateral:
(a) any stock certificate including without

Security Agreement - Page 2
limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, combination of shares, stock split or spin-off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any Collateral; (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property; (d) any interest or principal payments; and (e) any conversion or redemption proceeds; provided, however, that until the occurrence of an Event of Default (as hereinafter defined), Debtor shall be entitled to all cash dividends and all principal and interest paid on the Collateral free of the security interest created under this Agreement. All Additional Property received by Debtor shall be received in trust for the benefit of Secured Party. All Additional Property and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Debtor, together with such instruments of transfer as Secured Party may request, shall immediately be delivered to or deposited with Secured Party and held by Secured Party as Collateral under the terms of this Agreement. If the Additional Property received by Debtor shall be shares of stock or other securities, such shares of stock or other securities shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Secured Party, signatures guaranteed by a bank or member firm of the New York Stock Exchange, all in form and substance satisfactory to Secured Party. Secured Party shall be deemed to have possession of any Collateral in transit to Secured Party or its agent.

         4. VOTING RIGHTS. As long as no Event of Default shall have occurred hereunder, any voting rights incident to any stock or other securities pledged as Collateral may be exercised by Debtor; provided, however, that Debtor will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of Secured Party, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

         5. MAINTENANCE OF COLLATERAL. Other than the exercise of reasonable care to assure the safe custody of any Collateral in Secured Party's possession from time to time, Secured Party does not have any obligation, duty or responsibility with respect to the Collateral. Without limiting the generality of the foregoing, Secured Party shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or informing Debtor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless (i) Debtor makes written demand to Secured Party to do so, (ii) such written demand is received by Secured Party in sufficient time to permit Secured Party to take the action demanded in the ordinary course of its business, and (iii) Debtor provides additional collateral, acceptable to Secured Party in its sole discretion; (c) collect any amounts payable in respect of the Collateral (Secured Party being liable to account to Debtor only for what Secured Party may actually receive or collect thereon); (d) sell all or any portion of the Collateral to avoid market loss; (e) sell all or any portion of the Collateral unless and until (i) Debtor makes written demand upon Secured Party to sell the Collateral, and (ii) Debtor provides additional collateral, acceptable to Secured Party in its sole discretion; or (f) hold the Collateral for or on behalf of any party other than Debtor.

         6. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants the following to Secured Party:

Security Agreement - Page 3

                  (a) Due Authorization. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Debtor have been duly authorized by all necessary corporate action of Debtor, to the extent Debtor is a corporation, or by all necessary partnership action, to the extent Debtor is a partnership.

                  (b) Enforceability. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

                  (c) Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Debtor has not executed any other security agreement currently affecting the Collateral and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party.

                  (d) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, the grant of the security interest by Debtor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the articles or certificate of incorporation, charter, bylaws or partnership agreement, as the case may be, of Debtor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor or otherwise affecting the Collateral, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Debtor or of any person except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

                  (e) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral.

                  (f) Location. Debtor's residence or chief executive office, as the case may be, and the office where the records concerning the Collateral are kept is located at its address set forth on the signature page hereof.

                  (g) Solvency of Debtor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Debtor at the

Security Agreement - Page 4
         time of the execution of this Agreement, (i) Debtor is and will be solvent, (ii) the fair saleable value of Debtor's assets exceeds and will continue to exceed Debtor's liabilities (both fixed and contingent), (iii) Debtor is and will continue to be able to pay its debts as they mature, and (iv) if Debtor is not an individual, Debtor has and will have sufficient capital to carry on Debtor's businesses and all businesses in which Debtor is about to engage.

                  (h) Nature of Ownership. Debtor is the registered owner of the securities pledged as Collateral and a certificate has been issued in Debtor's name to evidence Debtor's ownership in such securities.

                  (i) Securities. Any certificates evidencing securities pledged as Collateral are valid and genuine and have not been altered. All securities pledged as Collateral have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any party or of any agreement by which Debtor or the issuer thereof is bound. No restrictions or conditions exist with respect to the transfer or voting of any securities pledged as Collateral, except as has been disclosed to Secured Party in writing. To the best of Debtor's knowledge, no issuer of such securities (other than securities of a class which are publicly traded) has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding entitling any party to have issued to such party capital stock of such issuer, except as has been disclosed to Secured Party in writing.

                  (j) Chattel Paper, Documents and Instruments. The security interest in chattel paper, documents and instruments of Debtor granted hereunder is valid and genuine, and all such chattel paper, documents and instruments have only one original counterpart. No party other than Debtor or Secured Party is in actual or constructive possession of any such chattel paper, documents or instruments.

                  (k) Surplus Debenture. No dispute, right of setoff, counterclaim or defense exists with respect to any Surplus Debenture.

         7. AFFIRMATIVE COVENANTS. Debtor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

                  (a) Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the other Loan Documents. Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party. Debtor will defend at its expense Secured Party's right, title and security interest in and to the Collateral against the claims of any third party.

Security Agreement - Page 5

                  (b) Inspection of Books and Records. Debtor will keep adequate records concerning the Collateral and will permit Secured Party and all representatives and agents appointed by Secured Party to inspect Debtor's books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information.

                  (c) Adverse Claim. Debtor covenants and agrees to promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder and, at Debtor's expense, defend Secured Party's security interest in the Collateral against the claims of any third party. Debtor also covenants and agrees to promptly deliver to Secured Party a copy of all written notices received by Debtor with respect to the Collateral, including without limitation, notices received from the issuer of any securities pledged hereunder as Collateral.

                  (d) Delivery of Instruments and/or Certificates. Contemporaneously herewith, Debtor covenants and agrees to deliver to Secured Party any certificates, documents or instruments representing or evidencing the Collateral, together with Debtor's endorsement thereon and/or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Secured Party, signatures guaranteed by a bank or member firm of the New York Stock Exchange, all in form and substance satisfactory to Secured Party. If required by Secured Party, Debtor also covenants and agrees to cooperate with Secured Party in registering the pledge of the securities pledged as Collateral with the issuer of such securities.

                  (e) Further Assurances. Debtor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation, executing and filing such financing or continuation statements, or any amendments thereto. Upon acquisition of a subsidiary of Debtor in an Acquisition or the formation of any new subsidiary using proceeds from any Revolving Advance, 100% of the capital stock or equity interests of such acquired or newly-formed subsidiary and the proceeds of any Surplus Debenture issued with respect to such Acquisition shall constitute Collateral under this Agreement. Debtor shall deliver promptly within 3 days of such Acquisition or formation of a new subsidiary (i) an amended Schedule A listing the name of such subsidiary, the class of capital stock or other equity interest issued, stock certificate numbers, if any, percentage of stock issued and outstanding, and the number of shares issued and outstanding, and describing the Surplus Debenture issued by CICA, and (ii) the original certificates evidencing the equity interests issued by the newly acquired or formed subsidiary together with duly executed stock powers and the original Surplus Debenture issued with respect to such new subsidiary.

                  (f) Chattel Paper, Documents and Instruments. Debtor will take such action as may be requested by Secured Party in order to cause any chattel paper, documents or

Security Agreement - Page 6
         instruments to be valid and enforceable and will cause all chattel paper to have only one original counterpart. Upon request by Secured Party, Debtor will deliver to Secured Party all originals of chattel paper, documents or instruments and will mark all chattel paper with a legend indicating that such chattel paper is subject to the security interest granted hereunder.

         8. NEGATIVE COVENANTS. Debtor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

                  (a) Transfer or Encumbrance. Debtor will not (i) sell, assign (by operation of law or otherwise) or transfer Debtor's rights in any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Collateral to any party other than Secured Party.

                  (b) Impairment of Security Interest. Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party's security interest in any Collateral.

                  (c) Dilution of Ownership. As to any securities pledged as Collateral (other than securities of a class which are publicly traded), Debtor will not consent to or approve of the issuance of (i) any additional shares of any class of securities of such issuer (unless immediately upon issuance additional securities are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer's outstanding securities as Secured Party had before such issuance), (ii) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities, or (iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities.

                  (d) Restrictions on Securities. Debtor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any securities pledged as Collateral, except as consented to in writing by Secured Party.

         9. RIGHTS OF SECURED PARTY. Secured Party shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

                  (a) Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, to take any action and to execute any instrument which Secured Party may from time to time in Secured Party's discretion deem necessary or appropriate to accomplish the purposes of

Security Agreement - Page 7
         this Agreement, including without limitation, the following action: (i) transfer any securities, instruments, documents or certificates pledged as Collateral in the name of Secured Party or its nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness; (iii) exchange any of the securities pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Party may deem necessary or appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities pledged as Collateral; provided, however, except as provided herein, Secured Party shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so; and (v) file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.

                  (b) Performance by Secured Party. If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

                  (c) Notification of Account Debtors and Other Rights. With respect to chattel paper or instruments which are Collateral, Secured Party, without notice to Debtor, shall have the right at any time and from time to time to notify and direct the account debtor or obligor thereon to thereafter make all payments on such Collateral directly to Secured Party, regardless of whether Debtor was previously making collections thereon. Each account debtor and obligor making payment to Secured Party hereunder shall be fully protected in relying on the written statement of Secured Party that it then holds a security interest which entitles it to receive such payment, and the receipt of Secured Party for such payment shall be full acquittance therefor to the party making such payment. Payments received by Secured Party shall be held or disposed of by it in accordance with the terms of this Agreement. Secured Party shall, however, never be obligated to collect, or use any effort to collect, any such payments, its sole liability to the Debtor being to account for payments, if any, actually received.

Notwithstanding any other provision herein to the contrary, Secured Party does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

         10. EVENTS OF DEFAULT. Each of the following constitutes an "Event of Default" under this Agreement:

Security Agreement - Page 8

                  (a) Failure to Pay Indebtedness. The failure, refusal or neglect of Debtor to make any payment of principal or interest on the Indebtedness, any other amounts due under the Loan Documents, or any portion thereof, as the same shall become due and payable; or

                  (b) Non-Performance of Covenants. The failure of Debtor or any Obligated Party to punctually and properly perform, observe, or comply with any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents; or

                  (c) Default Under other Loan Documents. The occurrence of a default or an event of default under the Loan Agreement or any of the other Loan Documents; or

                  (d) Misrepresentation. Any representation contained herein or in any of the other Loan Documents made by Debtor or any Obligated Party is false, misleading or erroneous in any material respect; or

                  (e) Default to Third Party. The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Debtor or any Obligated Party to any third party under any agreement or undertaking; or

                  (f) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Debtor; or

                  (g) Abandonment. Debtor abandons the Collateral or any portion thereof; or

                  (h) Action by Other Lienholder. The holder of any lien or security interest on any of the assets of Debtor, including without limitation, the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

                  (i) Liquidation, Death and Related Events. If Debtor or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if Debtor or any Obligated Party is an individual, the death or legal incapacity of any such individual; or

                  (j) Dilution of Ownership. The issuer of any securities (other than securities of a class which are publicly traded) constituting Collateral hereafter issues any shares of any class of capital stock (unless immediately upon issuance, additional securities are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer's outstanding securities as Secured Party had before such issuance) or any options, warrants or other rights to purchase any such capital stock; or

                  (k) Bankruptcy of Issuer. (i) The issuer of any securities constituting Collateral files a petition for relief under any Applicable Bankruptcy Law, (ii) an involuntary petition for relief is filed against any such issuer under any Applicable

Security Agreement - Page 9

         Bankruptcy Law and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or (iii) an order for relief naming any such issuer is entered under any Applicable Bankruptcy Law.

         11. REMEDIES AND RELATED RIGHTS. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

                  (a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

                           (i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

                           (ii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

                           (iii) sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

                           (iv) buy the Collateral, or any portion thereof, at any public sale;

                           (v) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

                           (vi) apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

                           (vii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise.

         Debtor agrees that in the event Debtor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor's address set forth on the signature page hereof,

Security Agreement - Page 10
         five (5) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor further acknowledges and agrees that the redemption by Secured Party of any certificate of deposit pledged as Collateral shall be deemed to be a commercially reasonable disposition under Section 9.627(b) of the Code.

                  (b) Private Sale of Securities. Debtor recognizes that Secured Party may be unable to effect a public sale of all or any part of the securities pledged as Collateral because of restrictions in applicable federal and state securities laws and that Secured Party may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that each any such private sale may be at prices and other terms less favorable then what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer to register such securities for public sale under any federal or state securities laws. Debtor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to "commercially reasonable" for the purposes of Section 9.627(b) of the Code, notwithstanding that such sale may not constitute a "public offering" under any federal or state securities laws and that Secured Party may, in such event, bid for the purchase of such securities.

                  (c) Application of Proceeds. If any Event of Default shall have occurred, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

                           (i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

                           (ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

                           (iii)    to the satisfaction of the Indebtedness;

                           (iv)     by holding such cash and proceeds as
                  Collateral;

Security Agreement - Page 11

                           (v) to the payment of any other amounts required by applicable law (including without limitation, Section 9.615 of the Code or any other applicable statutory provision); and

                           (vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

                  (d) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

                  (e) Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Debtor recognizes and concedes that non judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party's option.

                  (f) Other Recourse. Debtor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Indebtedness, to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

Security Agreement - Page 12

                  (g) Voting Rights. Upon the occurrence of an Event of Default, Debtor will not exercise any voting rights with respect to securities pledged as Collateral. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact (such power of attorney being coupled with an interest) and proxy to exercise any voting rights with respect to Debtor's securities pledged as Collateral upon the occurrence of an Event of Default.

                  (h) Dividend Rights and Interest Payments. Upon the occurrence of an Event of Default:

                           (i) all rights of Debtor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 3 shall automatically cease, and all such rights shall thereupon become vested with Secured Party which shall thereafter have the sole right to receive, hold and apply as Collateral such dividends and interest payments; and

                           (ii) all dividend and interest payments which are received by Debtor contrary to the provisions of clause (i) of this Subsection shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Secured Party in the exact form received (properly endorsed or assigned if requested by Secured Party), to be held by Secured Party as Collateral.

                  (i) Insurance Holding Company Laws. Because of laws and regulations governing change of control of insurance companies that may be applicable (collectively, the "Insurance Holding Company Laws"), certain purchasers of the Collateral at foreclosure may be required to obtain regulatory approval prior to a final and binding acquisition of the Collateral. The Debtor acknowledges that such laws and regulations may adversely affect the purchase price to be paid by a purchaser of the Collateral, or any part thereof, at a private or public foreclosure sale, and that the Secured Party may (and is hereby authorized by the Debtor to) modify the notices, advertisements, terms and procedures of any foreclosure sale of the Collateral in order to comply with Insurance Holding Company Laws. Without limiting the foregoing, the Debtor acknowledges that the Secured Party may accept bids at foreclosure sale on a provisional basis, pending receipt by the successful bidder of necessary regulatory approvals under the Insurance Holding Company Laws. In addition, the Debtor acknowledges that the Secured Party may (but shall not be required to) limit bidding at foreclosure sales to those parties which have demonstrated an ability to comply with requirements of the Insurance Holding Company Laws. Moreover, the Debtor acknowledges that the Secured Party may require the successful bidder at a foreclosure sale to execute a purchase agreement, deposit a portion of the purchase price, and take other actions reflecting the requirements of the Insurance Holding Company Laws and the resulting delay in consummating a foreclosure sale.

Security Agreement - Page 13

         12.      MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement contains the entire agreement of Secured Party and Debtor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

                  (b) Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

                  (c) Actions by Secured Party. The lien, security interest and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Debtor hereunder.

                  (d) Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

                  (e) Costs and Expenses. Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses (including without limitation, attorneys' fees and expenses), which Secured Party may incur in connection with (i) the transactions which give rise to the Loan Documents, (ii) the preparation of this Agreement and the perfection and preservation of the security interests granted under the Loan Documents, (iii) the administration of the Loan Documents, (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (v) the exercise or enforcement of any of the rights of Secured Party under the Loan

Security Agreement - Page 14

         Documents, or (vi) the failure by Debtor to perform or observe any of the provisions hereof.

                  (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

                  (g) Choice of Forum: Service of Process and Jurisdiction. Any suit, action or proceeding against Debtor with respect to the Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Travis, or in the United States courts located in the State of Texas as Secured Party may elect and Debtor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Debtor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Secured Party by registered or certified mail, return receipt requested, postage prepaid, to Debtor's address set forth on the signature page of this Agreement or any other address provided by Debtor to Secured Party in writing. Debtor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents brought in the courts located in the State of Texas, County of Travis, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

                  (h) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

                  (i) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Debtor.

                  (j) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given or made (a) when personally delivered, (b) if mailed, when sent by registered or certified mail, postage prepaid, (c) if sent by a nationally recognized overnight delivery service, on the next business day after delivery to such service specifying delivery on the next business day or (d) if transmitted by telex, telecopier or facsimile machine, on the day that such notice is transmitted and received. The address of each party for the purposes hereof is set forth on the signature page of this Agreement.

                  (k) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the heirs, executors,

Security Agreement - Page 15
         administrators, personal representatives, successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Debtor's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

                  (l) Termination. It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness. Upon (i) the satisfaction in full of the Indebtedness,
         (ii) the termination or expiration of any commitment of Secured Party to extend credit to Debtor, (iii) written request for the termination hereof delivered by Debtor to Secured Party, and (iv) written release delivered by Secured Party to Debtor, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Debtor's written request, Secured Party will, at Debtor's sole cost and expense, return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

                  (m) JURY TRIAL WAIVER. DEBTOR AND SECURED PARTY EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  (n) Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

                  (o) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

                  (p) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

                  (q) Financing Statements. By signing below, Debtor authorizes Secured Party to file financing statements and/or amendments thereto and continuations thereof under the provisions of the Code.

Security Agreement - Page 16

         EXECUTED as of the date first written above.

Debtor's Address:                              DEBTOR:

Citizens, Inc.                                 CITIZENS, INC.,
400 East Anderson Lane                         a Colorado corporation
Austin, Texas 78752

Attention: Mark A. Oliver, President           By: _____________________________
                                                    Name:  Mark A. Oliver
                                                    Title: President

Secured Party's Address:

Regions Bank
4314 West Braker Lane, Suite 110
Austin, Texas 78759
Attention: Todd A. Self

Security Agreement - Page 17

                                  SCHEDULE A TO
                               SECURITY AGREEMENT
                              DATED March 22, 2004

The following property is a part of the Collateral as defined in Subsection
1(b):

         Surplus Debenture No. _____ dated __________, in the original principal amount of $__________ executed by Citizens Insurance Company of America, a Colorado insurance company and payable to the order of Debtor.

                                      NOTE

$30,000,000.00                                                    March 22, 2004

         FOR VALUE RECEIVED, the undersigned, CITIZENS, INC., a Colorado corporation ("Maker"), hereby unconditionally promises to pay to the order of REGIONS BANK, an Alabama banking association ("Bank"), at the Principal Office specified in the hereinafter defined Loan Agreement, the principal amount of THIRTY MILLION AND No/100 DOLLARS ($30,000,000.00) or so much thereof as may be disbursed and outstanding hereunder, under the Loan Agreement or under the other Loan Documents, such amount being due and payable in the amounts and at such times as are specified in the Loan Agreement.

         Maker further agrees to pay interest at the Principal Office of Bank on the unpaid principal amount hereof from time to time at the applicable rate per annum and on the dates set forth in the Loan Agreement until such principal amount is paid in full (both before and after judgment).

         This Note evidences Revolving Loans made pursuant to, and has been executed and delivered under, and is subject to the terms and conditions, of, that certain Loan Agreement dated effective as of March 22, 2004 (as the same may be amended, modified, supplemented, renewed, extended, restated, substituted, increased, rearranged and/or replaced from time to time, the "Loan Agreement"), among the Maker and Bank, and is the Note referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires each term used herein with its initial letter capitalized has the meaning given to such term in the Loan Agreement. Reference is made to the Loan Agreement and the other Loan Documents for provisions affecting this Note regarding payments and mandatory and voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

         All payments due to the Bank hereunder shall be made in Dollars in immediately available funds a the place and in the manner specified in the Loan Agreement.

         This Note is (a) entitled to the benefits of the Loan Documents and (b) secured by the Collateral.

         Upon the occurrence of any one or more Defaults specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided herein. The Maker hereby waives diligence, presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration and notice of any kind whatsoever.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED and delivered on the first date written above.

                                         CITIZENS, INC.

                                         By: /s/ Mark A. Oliver
                                             -----------------------------------
                                             Mark A. Oliver
                                             President